Exhibit 10.1

SENIOR UNSECURED NOTE PURCHASE AGREEMENT

This SENIOR UNSECURED NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 21, 2025, and is made by and among Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the “Company”), and each of the several purchasers of the Senior Unsecured Notes (as defined herein) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company has requested that the Purchasers purchase from the Company up to $10,000,000 in aggregate principal amount of Senior Unsecured Notes;

WHEREAS, the Company has engaged Piper Sandler & Co. as its exclusive placement agent (“Placement Agent”) for the offering of the Senior Unsecured Notes;

WHEREAS, each of the Purchasers is an institutional “accredited investor” as such term is defined in Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or a QIB (as defined herein);

WHEREAS, the offer and sale of the Senior Unsecured Notes by the Company is being made in reliance upon the exemptions from registration available under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act; and

WHEREAS, each Purchaser is willing to purchase from the Company a Senior Unsecured Note in the principal amount set forth on such Purchaser's respective signature page hereto (the “Senior Unsecured Note Amount”) in accordance with the terms, subject to the conditions and in reliance on, the recitals, representations, warranties, covenants and agreements set forth herein and in the Senior Unsecured Notes.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.         DEFINITIONS.

1.1         Defined Terms. The following capitalized terms used in this Agreement and in the Senior Unsecured Notes have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement may be defined in such sections.

“Affiliate(s)” means, with respect to any Person, such Person's immediate family members, partners, members or parent and Subsidiaries, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Senior Unsecured Note represented by a global certificate, the rules and procedures of DTC that apply to such transfer or exchange.

“Articles of Incorporation” has the meaning set forth in Section 3.2.1.2(a).

“Bank” means Quaint Oak Bank, a Pennsylvania-state chartered stock savings bank and a wholly owned subsidiary of the Company.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the Commonwealth of Pennsylvania are permitted or required by any applicable law or executive order to close.

“Bylaws” has the meaning set forth in Section 3.2.1.2(c).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means February 21, 2025, or at such other place or time or on such other date as the parties hereto may agree.

“Common Stock” has the meaning set forth in Section 4.1.2.

“Company” has the meaning set forth in the preamble hereto and shall include any successors to the Company.

“Company Covered Person” has the meaning set forth in Section 4.2.4.

“Company's Reports” means (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 28, 2024, including the audited financial statements of the Company contained therein; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2024, as filed with the SEC on May 15, August 14, and November 14, 2024, respectively, including the unaudited condensed financial statements of the Company contained therein; (iii) the Company's Current Reports on Form 8-K, as filed with the SEC on February 15, February 21, April 3, April 19, May 9, September 11, October 29, 2024 and February 19, 2025; (iv) the Company's Definitive Proxy Statement, as filed with the SEC on April 3, 2024; (v) the Company's public reports for the year ended December 31, 2023 and the period ended June 30, 2024, as filed with the FRB as required by regulations of the FRB; (vi) the Bank's public reports for the years ended December 31, 2023 and December 31, 2024, and the periods ended March 31, June 30, and September 30, 2024, as filed with the FDIC as required by regulations of the FDIC.

“Designated NRSRO” means a “nationally recognized statistical rating organization” (NRSRO) within the meaning of Section 3(a)(62) of the Exchange Act, that is designated as a “Credit Rating Provider” (or other similar designation) by the National Association of Insurance Commissioners (NAIC).

“Disclosure Materials” has the meaning set forth in Section 4.

“Disclosure Schedules” has the meaning set forth in Section 4.

“Disbursement” has the meaning set forth in Section 3.1.

“Disqualification Event” has the meaning set forth in Section 4.2.4.

“DTC” means The Depository Trust Company.

“Equity Interest” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation, and any and all warrants, options or other rights to purchase any of the foregoing.

“Event of Default” has the meaning set forth in the Senior Unsecured Notes.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America.

“Global Note” has the meaning set forth in Section 3.1.

“Governmental Agency(ies)” means, individually or collectively, any federal, state, county or local governmental department, commission, board, regulatory authority or agency (including, without limitation, each applicable Regulatory Agency) with jurisdiction over the Company or a Subsidiary of the Company.

“Governmental Licenses” has the meaning set forth in Section 4.3.

“Hazardous Materials” means flammable explosives, asbestos, urea formaldehyde insulation, polychlorinated biphenyls, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws and/or other applicable environmental laws, ordinances or regulations.

“Hazardous Materials Laws” mean any laws, regulations, permits, licenses or requirements pertaining to the protection, preservation, conservation or regulation of the environment which relates to real property, including: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

“Indebtedness” means: (i) all items arising from the borrowing of money that, according to GAAP as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of the Company; and (ii) all obligations secured by any lien on property owned by the Company or any Subsidiary whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of the Company's or the Bank's business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, secured deposits of municipalities, letters of credit issued by the Company or the Bank or any other subsidiary and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Leases” means all leases, licenses or other documents providing for the use or occupancy of any portion of any Property, including all amendments, extensions, renewals, supplements, modifications, sublets and assignments thereof and all separate letters or separate agreements relating thereto.

“Material Adverse Effect” means, with respect to any Person, any change or effect that (i) is or would be reasonably likely to be material and adverse to the financial condition, results of operations or business of such Person, or (ii) would materially impair the ability of such Person to perform its respective obligations under any of the Transaction Documents, or otherwise materially impede the consummation of the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not be deemed to include the impact of (1) changes in banking and similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Agencies, (2) changes in GAAP or regulatory accounting requirements applicable to financial institutions and their holding companies generally, (3) changes after the date of this Agreement in general economic or capital market conditions affecting financial institutions or their market prices generally and not specifically related to the Company, the Bank or the Purchasers, (4) the effects of any declaration of a state of emergency by the government of the United States or any State of the United States, (5) direct effects of compliance with this Agreement on the operating performance of the Company, the Bank or the Purchasers, including expenses incurred by the Company, the Bank or the Purchasers in consummating the transactions contemplated by this Agreement, (6) the effects of any action or omission taken by the Company with the prior written consent of the Purchasers, and vice versa, or as otherwise contemplated by this Agreement and the Senior Unsecured Notes, (7) changes in global, national, or regional political conditions, including the outbreak or escalation of war or acts of terrorism, (8) the Company’s failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof, and (9) effects disclosed in Schedule 1.1, except in the case of clauses (1), (2), (3), (4) or (7) above to the extent such fact, event, change, condition, occurrence, development, circumstance or effect, has a disproportionate impact on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole compared to other comparable companies within the banking industry, in which case the disproportionate effect will be taken into account.

“Maturity Date” means March 1, 2028.

“Noteholder” has the meaning set forth in the Senior Unsecured Note.

“Paying Agent” means UMB Bank N.A., as paying agent and registrar under the Paying Agent Agreement, or any successor in accordance with the applicable provisions of the Paying Agent Agreement.

“Paying Agent Agreement” means the Paying Agency and Registrar Agreement, dated as of February 21, 2025, between the Company and UMB Bank N.A., as paying agent and registrar.

“Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof (including a Governmental Agency) or any other entity or organization.

“Placement Agent” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in Section 4.1.2.

“Presentation” means the Company's presentation captioned “Quaint Oak Bancorp, Inc. Investor Presentation,” dated as of December 2024, as may be amended from time to time, related to the offering of the Senior Unsecured Notes and made available to Purchasers.

“Property” means any real property owned or leased by the Company or any Subsidiary of the Company.

“Purchaser” or “Purchasers” has the meaning set forth in the preamble hereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A of the Securities Act.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other authority, body or agency having supervisory or regulatory authority with respect to the Company, the Bank or any of their Subsidiaries.

“Requisite Noteholder Consents” has the meaning set forth in Section 3.2.1.5.

“Risk Factors” has the meaning set forth in Section 6.7.

“Secondary Market Transaction” has the meaning set forth in Section 5.5.

“Securities Act” has the meaning set forth in the Recitals.

“Senior Unsecured Note” means the Senior Unsecured Note (or collectively, the “Senior Unsecured Notes”) in the form attached as Exhibit A to this Agreement, as amended, restated, supplemented or modified from time to time, and each Senior Unsecured Note delivered in substitution or exchange for such Senior Unsecured Note.

“Senior Unsecured Note Amount” has the meaning set forth in the Recitals.

“Settlement Agent” means UMB Bank N.A., as settlement agent under the Settlement Agent Agreement, or any successor in accordance with the applicable provisions of the Settlement Agent Agreement.

“Settlement Agent Agreement” means the Settlement Agent Services Agreement, dated as of February 21, 2025, between the Company and UMB Bank N.A., as settlement agent.

“Significant Subsidiary” has the meaning given in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, with respect to any Person, any corporation or entity in which a majority of the outstanding Equity Interest is directly or indirectly owned by such Person.

“Transaction Documents” has the meaning set forth in Section 3.2.1.1.

1.2        Interpretations. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words “hereof,” “herein” and “hereunder” and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “including” when used in this Agreement without the phrase “without limitation,” shall mean “including, without limitation.” All references to time of day herein are references to Eastern Time unless otherwise specifically provided. All references to this Agreement, the Senior Unsecured Notes, the Paying Agent Agreement and the Settlement Agent Agreement shall be deemed to be to such documents as amended, modified or restated from time to time. With respect to any reference in this Agreement to any defined term, (i) if such defined term refers to a Person, then it shall also mean all heirs, legal representatives and permitted successors and assigns of such Person, and (ii) if such defined term refers to a document, instrument or agreement, then it shall also include any amendment, replacement, extension or other modification thereof.

1.3         Exhibits Incorporated. All Exhibits attached hereto are hereby incorporated into this Agreement.

2.         SENIOR UNSECURED DEBT.

2.1         Certain Terms. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchasers, severally and not jointly, Senior Unsecured Notes, in an aggregate principal amount equal to the aggregate of the Senior Unsecured Note Amounts. The Purchasers, severally and not jointly, each agree to purchase the Senior Unsecured Notes from the Company on the Closing Date in accordance with the terms of, and subject to the conditions and provisions set forth in, this Agreement, the Senior Unsecured Notes and the Settlement Agent Agreement. The Senior Unsecured Note Amounts shall be disbursed in accordance with Section 3.1. The Senior Unsecured Notes shall bear interest per annum as set forth in the Senior Unsecured Notes. The unpaid principal balance of the Senior Unsecured Notes plus all accrued but unpaid interest thereon shall be due and payable on the Maturity Date, or such earlier date on which such amount shall become due and payable on account of (i) acceleration by the Purchasers in accordance with the terms of the Senior Unsecured Notes and this Agreement or (ii) the Company's delivery of a notice of redemption or repayment in accordance with the terms of the Senior Unsecured Notes. In the event of an irreconcilable conflict between this Agreement and the Senior Unsecured Notes with respect to the terms of the Senior Unsecured Notes, the Senior Unsecured Notes will govern.

2.2         Subordination. The Senior Unsecured Notes shall be subordinated in accordance with the subordination provisions set forth therein.

2.3         Maturity Date. On the Maturity Date, all sums due and owing under this Agreement and the Senior Unsecured Notes shall be repaid in full. The Company acknowledges and agrees that the Purchasers have not made any commitments, either express or implied, to extend the terms of the Senior Unsecured Notes past their Maturity Date, and shall not extend such terms beyond the Maturity Date unless the Company and the Purchasers hereafter specifically otherwise agree in writing.

2.4         Unsecured Obligations. The obligations of the Company to the Purchasers under the Senior Unsecured Notes shall be unsecured.

2.5         The Closing. The execution and delivery of the Transaction Documents and the closing of the sale and purchase of the Senior Unsecured Notes shall occur remotely via one or more electronic or other exchanges of documents and signature pages (each of which is referred to as a “Closing”), on the Closing Date or at such other place or time or on such other date as the parties hereto may agree; provided, however, that all Senior Unsecured Notes need not be issued at the same time and, unless otherwise provided, the offer and sale of the Senior Unsecured Notes may be reopened, without notice to or the consent of the Noteholders (as defined under the Senior Unsecured Notes), for issuances of additional Senior Unsecured Notes with the same terms and conditions of and ranking pari passu with the Senior Unsecured Notes issued hereunder.

2.6         Payments. The Company agrees that matters concerning payments and application of payments shall be as set forth in this Agreement and in the Senior Unsecured Notes.

2.7         No Right of Offset. Each Purchaser hereby expressly waives any right of offset it may have against the Company or any of its Subsidiaries.

2.8         Use of Proceeds. The Company shall use the net proceeds from the sale of Senior Unsecured Notes for general corporate purposes including, without limitation, for the repayment of existing Indebtedness.

3.         DISBURSEMENT.

3.1         Disbursement. On the Closing Date, assuming all of the terms and conditions set forth in Section 3.2 have been satisfied by the Company and the Company has executed and delivered to each of the Purchasers this Agreement and such Purchaser's Senior Unsecured Note and any other related documents in form and substance reasonably satisfactory to the Purchasers, each Purchaser shall disburse to the Company in immediately available funds the Senior Unsecured Note Amount set forth on each Purchaser's respective signature page hereto in exchange for (i) an electronic securities entitlement through the facilities of DTC in accordance with the Applicable Procedures with a principal amount equal to such Senior Unsecured Note Amount, or (ii) a Senior Unsecured Note with a principal amount equal to the Senior Unsecured Note Amount ((i) and (ii) collectively, the “Disbursement”). The Company will deliver (A) to the Settlement Agent a global certificate representing the Senior Unsecured Notes (or applicable portion thereof) registered in the name of Cede & Co., as nominee for DTC (the “Global Note”), (B) to each applicable Purchaser of Senior Unsecured Notes not represented by the Global Note, such Purchaser's Senior Unsecured Note in definitive form (or evidence of the same with the original to be delivered by the Company by overnight delivery on the next calendar day in accordance with the delivery instructions of the Purchaser), and (C) the Paying Agent, a list of Purchasers receiving the Senior Unsecured Notes in the Disbursement under clause (ii) above.

3.2         Conditions Precedent to Disbursement.

3.2.1         Conditions to the Purchasers' Obligation. The obligation of each Purchaser to consummate the purchase of the Senior Unsecured Notes to be purchased by such Purchaser at Closing and to effect the Disbursement is subject to delivery by or at the direction of the Company to such Purchaser (or, with respect to the Settlement Agent Agreement, the Settlement Agent, and with respect to the Paying Agent Agreement, the Paying Agent, and with respect to the opinions of counsel, the Placement Agent) of each of the following (or written waiver by such Purchaser prior to the Closing of such delivery):

3.2.1.1         Transaction Documents. This Agreement, the Paying Agent Agreement, the Settlement Agent Agreement and the Global Note or such Purchaser's Senior Unsecured Note, as applicable (collectively, the “Transaction Documents”), each duly authorized and executed by the Company.

3.2.1.2         Authority Documents:

(a)         A copy, certified by the Secretary or Assistant Secretary of the Company, of the Articles of Incorporation of the Company (the “Articles of Incorporation”);

(b)         A Subsistence Certificate of the Company issued by the Department of State of the Commonwealth of Pennsylvania and a Subsistence Certificate of the Bank issued by the Department of State of the Commonwealth of Pennsylvania, in each case, dated as of a recent date;

(c)         A Subsistence Certificate issued by the Department of State of the Commonwealth of Pennsylvania, a Certificate of Status issued by the Director of the State of Maryland Department of Assessments and Taxation, and a Certificate of Good Standing issued by the New Jersey State Treasurer, in each case, with respect to the good standing of Quaint Oak Mortgage, LLC, dated as of a recent date;

(d)         A Subsistence Certificate issued by the Department of State of the Commonwealth of Pennsylvania, a Certificate of Status issued by the Director of the State of Maryland Department of Assessments and Taxation, and a Certificate of Good Standing issued by the New Jersey State Treasurer, in each case, with respect to the good standing of Oakmont Commercial, LLC, dated as of a recent date;

(e)         A Subsistence Certificate issued by the Department of State of the Commonwealth of Pennsylvania, a Certificate of Status issued by the Director of the State of Maryland Department of Assessments and Taxation, and a Certificate of Good Standing issued by the New Jersey State Treasurer, in each case, with respect to the good standing of KCMI Capital, Inc., dated as of a recent date;

(f)         A copy, certified by the Secretary or Assistant Secretary of the Company, of the bylaws of the Company (the “Bylaws”);

(g)         A copy, certified by the Secretary or Assistant Secretary of the Company, of (i) the resolutions of the board of directors of the Company, and any committee thereof, authorizing the issuance of the Senior Unsecured Notes and the execution, delivery and performance of the Transaction Documents, and (ii) the Requisite Noteholder Consents;

(h)         An incumbency certificate of the Secretary or Assistant Secretary of the Company certifying the names of the officer or officers of the Company authorized to sign the Transaction Documents and the other documents provided for in this Agreement; and

(i)         The opinion of Silver, Freedman, Taff & Tiernan LLP, counsel to the Company, dated as of the Closing Date, substantially in the form set forth at Exhibit B hereto, addressed to the Purchasers and the Placement Agent.

3.2.1.3         Other Documents. Such other certificates, affidavits, schedules, resolutions, notes and/or other documents which are provided for hereunder or as a Purchaser may reasonably request.

3.2.1.4         Aggregate Investments. Prior to, or contemporaneously with the Closing, each Purchaser shall have actually subscribed for the Senior Unsecured Note Amount set forth on such Purchaser's signature page to this Agreement.

3.2.1.5         Consents and Approvals. The Company shall have received written consents from the holders of at least 50% of the aggregate principal amount of the Company's outstanding 6.50% Fixed-to-Floating Rate Subordinated Notes due December 31, 2028, for the issuance of the Senior Unsecured Notes (the “Requisite Noteholder Consents”).

3.2.2         Conditions to the Company's Obligation. With respect to a given Purchaser, the obligation of the Company to consummate the sale of the Senior Unsecured Notes and to effect the Closing and Disbursement is subject to delivery by or at the direction of such Purchaser to the Company of this Agreement, duly authorized and executed by such Purchaser, and the Company's receipt of the Senior Unsecured Note Amount set forth on such Purchaser's signature page to this Agreement.

4.         REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except (i) as set forth in the schedules delivered herewith (the “Disclosure Schedules,” and together with the Risk Factors and the Company’s Reports, the “Disclosure Materials”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) disclosed in the Company’s Reports, the Company hereby represents and warrants to each Purchaser as follows:

4.1         Organization and Authority.

4.1.1         Organization Matters of the Company and Its Subsidiaries.

4.1.1.1         The Company is a duly incorporated corporation, is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to conduct its business and activities as presently conducted, to own its properties, and to perform its obligations under the Transaction Documents. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended.

4.1.1.2         The entities listed on Schedule 4.1.1.2 attached hereto are the only Significant Subsidiaries of the Company. The Bank has been duly chartered and is validly existing as a Pennsylvania-chartered stock savings bank and each other Subsidiary has been duly organized and is validly existing under the jurisdiction of its organization or formation, in each case in good standing under the laws of the jurisdiction of its organization or formation, and the Bank and each other Subsidiary has the corporate, trust or limited liability company power, as applicable, and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All of the issued and outstanding shares of capital stock, or other Equity Interests in the Bank and in each Subsidiary of the Bank, have been duly authorized and validly issued, are fully paid and non-assessable (to the extent such concepts apply to entities other than corporations) and are owned by the Company, directly or through Subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; none of the outstanding shares of capital stock of the Bank or any other Subsidiary were issued in violation of the preemptive or similar rights of any security holder of the Bank or other Subsidiary, as applicable.

4.1.1.3         The deposit accounts of the Bank are insured by the FDIC up to applicable limits. The Bank has not received any written notice or other information indicating that the Bank is not an “insured depository institution” as defined in 12 U.S.C. Section 1813, nor has any event occurred which could reasonably be expected to materially and adversely affect the status of the Bank as an FDIC-insured institution.

4.1.2         Capital Stock and Related Matters. The Articles of Incorporation authorizes the Company to issue (i) 9,000,000 shares of common stock, par value $0.01 per share (“Common Stock”), and (ii) 1,000,000 shares of serial preferred stock, par value $0.01 per share (“Preferred Stock”). As of February 12, 2025, there are 2,626,606 shares of Common Stock issued and outstanding, and no shares of preferred stock issued and outstanding. All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and non-assessable. There are, as of the date hereof, no outstanding options, rights, warrants or other agreements or instruments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment to any Person other than the Company, except pursuant to the Company's equity incentive plans, all of which have been duly adopted by the Company's Board of Directors.

4.2         No Impediment to Transactions.

4.2.1        Transaction is Legal and Authorized. The issuance of the Senior Unsecured Notes, the borrowing of the aggregate of the Senior Unsecured Note Amount, the execution and delivery of the Transaction Documents and compliance by the Company with all of the provisions of the Transaction Documents are within the corporate and other powers of the Company.

4.2.2        Agreements. Each of this Agreement, the Settlement Agent Agreement and the Paying Agent Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

4.2.3         Senior Unsecured Notes. The Senior Unsecured Notes have been duly authorized by the Company and when the Global Notes representing such Senior Unsecured Notes are executed by the Company and authenticated, issued and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

4.2.4         Exemption from Registration; No Disqualification Event. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Senior Unsecured Notes. Assuming the accuracy of the representations and warranties of each Purchaser set forth in this Agreement, the Senior Unsecured Notes will be issued in a transaction exempt from the registration requirements of the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of Regulation D (a “Disqualification Event”) is applicable to the Company or, to the Company's knowledge, any Person described in Rule 506(d)(1) of Regulation D (each, a “Company Covered Person”). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D.

4.2.5         No Defaults or Restrictions. Neither the execution and delivery of the Transaction Documents by the Company nor compliance by the Company with their respective terms and conditions will (whether with or without the giving of notice or lapse of time or both) (i) violate, conflict with or result in a breach of, or constitute a default under: (1) the Articles of Incorporation or Bylaws; (2) any of the terms, obligations, covenants, conditions or provisions of any corporate restriction or of any contract, agreement, indenture, note, mortgage, deed of trust, pledge, bank loan or credit agreement, or any other agreement or instrument to which the Company or the Bank, as applicable, is now a party or by which it or any of its properties may be bound or affected; (3) any judgment, order, writ, injunction, decree or demand of any court, arbitrator, grand jury, or Governmental Agency applicable to the Company or the Bank; or (4) any statute, rule or regulation applicable to the Company or the Bank, except, (A) in the case of items (2), (3) and (4), for such violations, conflicts, breaches, and defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (B) in the case of item (2), which have otherwise been consented to or waived; or (ii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or asset of the Company. Neither the Company nor the Bank is in default in the performance, observance or fulfillment of any of the terms, obligations, covenants, conditions or provisions contained in any indenture, note or other agreement or instrument creating, evidencing or securing Indebtedness of any kind or pursuant to which any such Indebtedness is issued, or any other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which the Company or the Bank, as applicable, or any of its properties may be bound or affected, except, in each case, only such defaults that would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

4.2.6         Governmental Consent. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained by the Company that have not been obtained, and no registrations or declarations are required to be filed by the Company that have not been filed in connection with, or, in contemplation of, the execution and delivery of, and performance under, the Transaction Documents, except as may be required pursuant to the Securities Act, the Exchange Act, Regulation D, any applicable state securities laws or “blue sky” laws of the various states and any applicable federal or state banking laws and regulations.

4.3         Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Agencies necessary to conduct the business now operated by them except where the failure to possess such Governmental Licenses would not, singularly or in the aggregate, have a Material Adverse Effect on the Company or the Bank. Each of the Company, the Bank and each other Subsidiary is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Bank. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singularly or in the aggregate, a Material Adverse Effect on the Company or the Bank. Neither the Company, the Bank nor any other Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

4.4         Financial Condition.

4.4.1         Company Financial Statements. The financial statements of the Company included in the Company's Reports (including the related notes, where applicable), which have been made available to the Purchasers (i) have been prepared from, and are in accordance with, the books and records of the Company; (ii) fairly present in all material respects the results of operations, cash flows, changes in stockholders' equity and financial position of the Company and its consolidated Subsidiaries, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount), as applicable; (iii) complied as to form, as of their respective dates of filing in all material respects with applicable accounting and banking requirements as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, (x) as indicated in such statements or in the notes thereto, (y) for any statement therein or omission therefrom that was corrected, amended, or supplemented or otherwise disclosed or updated in a subsequent Company's Report, and (z) to the extent that any unaudited interim financial statements do not contain the footnotes required by GAAP, and were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, either individually or in the aggregate. The books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. The Company does not have any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of the Company contained in the Company's Reports for the Company's most recently completed quarterly or annual fiscal period, as applicable, and for liabilities incurred in the ordinary course of business consistent with past practice or in connection with the Transaction Documents and the transactions contemplated hereby and thereby.

4.4.2         Absence of Default. Since the end of the Company's last fiscal year ended December 31, 2023, for which audited financial statements have been included in the Company’s Reports, no event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Company, the Bank or any other Significant Subsidiary the right to accelerate the maturity of any material Indebtedness of the Company, the Bank or any other Significant Subsidiary. The Company is not in default under any Lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, except for such defaults that could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on the Company or the Bank.

4.4.3         Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, the Company has capital sufficient to carry on its business and transactions and is solvent and able to pay its debts as they mature. No transfer of property is being made and no Indebtedness is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any Subsidiary of the Company.

4.4.4         Ownership of Property. The Company and each of its Subsidiaries has good and marketable title as to all real property owned by it and good title to all assets and properties owned by the Company and such Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet contained in the Company's Reports or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the Federal Home Loan Bank, inter-bank credit facilities, reverse repurchase agreements or any transaction by the Bank acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith and (iii) such as do not, individually or in the aggregate, materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. The Company and each of its Subsidiaries, as lessee, has the right under valid and existing Leases of real and personal properties that are material to the Company or such Subsidiary, as applicable, in the conduct of its business to occupy or use all such properties as presently occupied and used by it. Such existing Leases and commitments to Lease constitute or will constitute operating Leases for both tax and financial accounting purposes except as otherwise disclosed in the Company's Reports and the Lease expense and minimum rental commitments with respect to such Leases and Lease commitments are as disclosed in all material respects in the Company's Reports.

4.5         No Material Adverse Effect. Since the end of the Company's last fiscal year ended December 31, 2023, for which audited financial statements have been included in the Company’s Reports, there has been no development or event which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or its Subsidiaries, taken as a whole.

4.6         Legal Matters.

4.6.1         Compliance with Law. The Company and each of its Subsidiaries (i) has complied with and (ii) is not under investigation with respect to, and, to the Company’s knowledge, has not been threatened to be charged with or given any written notice of any material violation of any applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency, having jurisdiction over the conduct of its business or the ownership of its properties, except where any such failure to comply or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries is in compliance with, and at all times prior to the date hereof has been in compliance with, (x) all statutes, rules, regulations, orders and restrictions of any domestic or foreign government, or any Governmental Agency applicable to it, and (y) its own privacy policies and written commitments to customers, consumers and employees, concerning data protection, the privacy and security of personal data, and the nonpublic personal information of its customers, consumers and employees, in each case except where any such failure to comply would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. At no time during the two (2) years immediately preceding this Agreement has the Company or any of its Subsidiaries received any written notice asserting any violations of any of the foregoing, except for any violations which would not reasonably be expected to result in a Material Adverse Effect on the Company or the Bank. Notwithstanding the foregoing, nothing in this Section 4.6.1 or otherwise in this Agreement shall require the Company or any of its Subsidiaries to disclose any confidential regulatory or supervisory information of the Company or any of its Subsidiaries.

4.6.2         Regulatory Enforcement Actions. The Company, the Bank and its other Subsidiaries are in compliance in all material respects with all laws administered by and regulations of any Governmental Agency applicable to it or to them, the failure to comply with which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Company, the Bank, the Company's or the Bank's Subsidiaries nor any of their officers or directors is now operating under any restrictions, agreements, memoranda, commitment letter, supervisory letter or similar regulatory correspondence, or other commitments (other than restrictions of general application) imposed by any Governmental Agency which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor are, to the Company's knowledge, (a) any such restrictions threatened, (b) any agreements, memoranda or commitments being sought by any Governmental Agency, or (c) any legal or regulatory violations previously identified by, or penalties or other remedial action previously imposed by, any Governmental Agency remains unresolved, any of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Notwithstanding the foregoing, nothing in this Section 4.6.2 or otherwise in this Agreement shall require the Company or any of its Subsidiaries to disclose any confidential regulatory or supervisory information of the Company or any of its Subsidiaries.

4.6.3         Pending Litigation. There are no actions, suits, proceedings or written agreements pending, or, to the Company's knowledge, threatened or proposed, against the Company or any of its Subsidiaries at law or in equity or before or by any Governmental Agency, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole, or materially and adversely affect the issuance or payment of the Senior Unsecured Notes; and neither the Company nor any of its Subsidiaries is a party to or named as subject to the provisions of any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign, that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company and any of its Subsidiaries taken as a whole.

4.6.4         Environmental. No Property is or, to the Company's knowledge, has been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials and neither the Company nor any of its Subsidiaries has engaged in such activities. There are no claims or actions pending or, to the Company's knowledge threatened, against the Company or any of its Subsidiaries by any Governmental Agency or by any other Person relating to any Hazardous Materials or pursuant to any Hazardous Materials Law.

4.6.5         Brokerage Commissions. Except for commissions paid or payable to the Placement Agent, neither the Company nor any Affiliate of the Company is obligated to pay any brokerage commission, placement fee or finder's fee to any Person in connection with the transactions contemplated by this Agreement.

4.6.6         Investment Company Act. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

4.7         No Misstatement. No information, exhibit, report, schedule or document, when viewed together as a whole, furnished by the Company to the Purchasers in connection with the negotiation, execution or performance of this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances when made or furnished to Purchasers and as of the date of this Agreement, except for any statement therein or omission therefore which was corrected, amended or supplemented or otherwise disclosed or updated in a subsequent exhibit, report, schedule or document prior to the date of this Agreement.

4.8         Internal Accounting Controls and Disclosure Controls.

4.8.1         The Company and its Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and are effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since December 31, 2023, (y) the Company has no knowledge of (i) any material weakness in the Company's internal control over financial reporting (whether or not remediated) or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls and (z) there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

4.8.2         The Company and its Subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 of the Exchange Act), that (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that material information relating to the Company and its Subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within the Company and its Subsidiaries to allow timely decisions regarding disclosure, and (ii) are effective to perform the functions for which they were established. As of the date hereof, the Company has no knowledge that would reasonably cause it to believe that the evaluation to be conducted of the effectiveness of the Company's disclosure controls and procedures for the most recently ended fiscal quarter period will result in a finding that such disclosure controls and procedures are ineffective for such quarter ended. Based on the evaluation of the Company's and its Subsidiaries' disclosure controls and procedures described above, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.

4.9         Tax Matters. The Company, the Bank and each Subsidiary of the Company have (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed by them prior to the date hereof, or requests for extensions to file such returns have been timely filed, and all such tax returns were true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by them and any other material assessment, fine or penalty levied against them, other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate proceedings.

4.10        Insurance. The Company, the Bank and each other Significant Subsidiary are each insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; in the past three years, neither the Company nor the Bank has been refused any insurance coverage sought or applied for; and the Company and the Bank have no reason to believe that they will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect on the Company.

4.11      Exempt Offering. Assuming the accuracy of the Purchasers' representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Senior Unsecured Notes by the Company to the Purchasers.

4.12      Representations and Warranties Generally. The representations and warranties of the Company set forth in this Agreement or in any other document delivered to the Purchasers by or on behalf of the Company pursuant to or in connection with the requirements of this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein or therein. Any certificate signed by a duly authorized representative of the Company and delivered to a Purchaser or to counsel for a Purchaser shall be deemed to be a representation and warranty by the Company to such Purchaser as to the matters set forth therein.

5.         GENERAL COVENANTS, CONDITIONS AND AGREEMENTS.

The Company hereby further covenants and agrees with each Purchaser as follows:

5.1         Compliance with Transaction Documents. The Company shall comply with, observe and timely perform each and every one of the covenants, agreements and obligations of the Company under the Transaction Documents.

5.2         Affiliate Transactions. The Company shall not itself, nor shall it cause, permit or allow any of its Subsidiaries to, enter into any material transaction, including, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate of the Company except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Affiliate's business and upon terms consistent with applicable laws and regulations and reasonably found by the appropriate board(s) of directors to be fair and reasonable and no less favorable to the Company or such Affiliate than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

5.3         Compliance with Laws.

5.3.1        Generally. The Company shall comply and cause the Bank and each of its other Subsidiaries to comply in all material respects with all applicable statutes, rules, regulations, orders and restrictions in respect of the conduct of its business and the ownership, leasing or use of its Properties, except, in each case, where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

5.3.2         Regulated Activities. The Company shall not itself, nor shall it cause, permit or allow the Bank or any other of its Subsidiaries to (i) engage in any business or activity not permitted by all applicable laws and regulations, except where such business or activity would not reasonably be expected to have a Material Adverse Effect on the Company, the Bank and/or such of its Subsidiaries, or (ii) make any loan or advance secured by the capital stock of another bank or depository institution, or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, in each case other than in accordance with applicable laws and regulations and safe and sound banking practices.

5.3.3         Taxes. The Company shall and shall cause the Bank and any other of its Subsidiaries to promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Company, the Bank or any other of its Subsidiaries or upon the income, profits, or property of the Company or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a material lien or charge upon the property of the Company, the Bank or any other of its Subsidiaries. Notwithstanding the foregoing, none of the Company, the Bank or any other of the Company's Subsidiaries shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof are being contested in good faith by appropriate proceedings, and appropriate reserves therefor are being maintained on the books of the Company, the Bank and such other Subsidiaries.

5.3.4         Corporate Existence. The Company shall do or cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and that of the Bank and each other Significant Subsidiary and its and their rights and franchises and comply in all material respects with all related laws applicable to the Company, the Bank or each other Significant Subsidiary.

5.3.5         Dividends, Payments, and Guarantees During Event of Default. Upon the occurrence of an Event of Default (as defined in the Senior Unsecured Notes), until such Event of Default is cured by the Company or waived by the Noteholders (as defined under the Senior Unsecured Notes) in accordance with Section 18 (Waiver and Consent) of the Senior Unsecured Notes and except as required by any federal or state Governmental Agency, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company's Indebtedness that ranks equal with or junior to the Senior Unsecured Notes; or (iii) make any payments under any guarantee that ranks equal with or junior to the Senior Unsecured Notes, other than (A) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company's common stock; (B) any declaration of a non-cash dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (C) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (D) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (E) purchases of any class of the Company's common stock related to the issuance of common stock or rights under any benefit plans for the Company's directors, officers or employees or any of the Company's dividend reinvestment plans.

5.3.6         [Reserved]

5.4        Absence of Control. It is the intent of the parties to this Agreement that in no event shall the Purchasers, by reason of any of the Transaction Documents, be deemed to control, directly or indirectly, the Company, and the Purchasers shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

5.5         Secondary Market Transactions. To the extent and so long as not in violation of Section 6.4 hereof, each Purchaser shall have the right at any time and from time to time to securitize its Senior Unsecured Notes or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities secured by or evidencing ownership interests in the Senior Unsecured Notes (each such securitization is referred to herein as a “Secondary Market Transaction”). In connection with any such Secondary Market Transaction, the Company shall, at the Company's expense, cooperate with the Purchasers and otherwise assist the Purchasers in satisfying the market standards to which the Purchasers customarily adhere or which may be reasonably required in the marketplace or by applicable rating agencies in connection with any such Secondary Market Transaction, but in no event shall the Company be required to incur any costs or expenses in excess of $10,000 in connection therewith. Subject to any written confidentiality obligation, including the terms of any non-disclosure agreements between the Purchasers and the Company, all information regarding the Company may be furnished, without liability except in the case of gross negligence or willful misconduct, to any Purchaser and to any Person reasonably deemed necessary by the Purchaser in connection with participation in such Secondary Market Transaction. All documents, financial statements, appraisals and other data relevant to the Company or the Senior Unsecured Notes may be retained by any such Person, subject to the terms of any applicable nondisclosure agreement.

5.6         Bloomberg. The Company shall use commercially reasonable efforts to cause the Senior Unsecured Notes to be quoted on Bloomberg.

5.7         Rule 144A Information. While any Senior Unsecured Notes remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon the request of any Purchaser or subsequent holder of any Senior Unsecured Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

5.8         DTC Registration. Provided that applicable depository eligibility requirements are met, upon the request of a holder of a Senior Unsecured Note that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act (each, a “QIB”), the Company shall use commercially reasonable efforts to cause the Senior Unsecured Notes held by such QIB to be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”) or a nominee of DTC. For purposes of clarity and pursuant to (and as further described in) the terms of the Senior Unsecured Notes, any redemption made pursuant to the terms of the Senior Unsecured Notes shall be made on a pro rata basis, and, partial redemptions will be processed thru the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal, among all of the Senior Unsecured Notes outstanding at the time thereof; provided, however, that the Company may redeem in its entirety any Senior Unsecured Note owned by any Noteholder that the Company or a Parent acquires direct or indirect control of without redeeming the other Senior Unsecured Notes.

5.9         Designated NRSRO Rating. The Company will use commercially reasonable efforts to maintain a rating by a Designated NRSRO while any Senior Unsecured Notes remain outstanding.

5.10      Insurance. At its sole cost and expense, the Company shall maintain, and shall cause each Subsidiary to maintain, bonds and insurance to such extent, covering such risks as is required by law or as is usual and customary for owners of similar businesses and properties in the same general area in which the Company or any of its Subsidiaries operates. All such bonds and policies of insurance shall be in a form, in an amount and with insurers recognized as adequate by prudent business persons.

6.         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company, and covenants with the Company, severally and not jointly, solely with respect to such Purchaser and no other Purchaser as follows:

6.1         Legal Power and Authority. The Purchaser has all necessary power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

6.2         Authorization and Execution. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such Purchaser, and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement is a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

6.3         No Conflicts. Neither the execution or delivery of or performance under the Transaction Documents nor the consummation of any of the transactions contemplated thereby will conflict with, violate, or constitute a breach of or a default under (whether with or without the giving of notice or lapse of time or both) (i) the Purchaser's organizational documents, (ii) any agreement to which the Purchaser is party, (iii) any law applicable to the Purchaser or (iv) any order, writ, judgment, injunction, decree, determination or award binding upon or affecting the Purchaser.

6.4         Purchase for Investment. The Purchaser is purchasing the Senior Unsecured Notes for its own account and not with a view to distribution and with no present intention of reselling, distributing or otherwise disposing of the same. The Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for, or which is likely to compel, a disposition of the Senior Unsecured Notes in any manner.

6.5         Institutional Accredited Investor. The Purchaser is and will be on the Closing Date either (i) an institutional “accredited investor” as such term is defined in Rule 501(a) of Regulation D and as contemplated by subsections (1), (2), (3), (7) and (9) of Rule 501(a) of Regulation D, and has no less than $5,000,000 in total assets, or (ii) a QIB.

6.6         Financial and Business Sophistication. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Senior Unsecured Notes and of making an informed investment decision, and has so evaluated the merits and risks of such investment. The Purchaser has relied solely upon its own knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in deciding to invest in the Senior Unsecured Notes.

6.7         Ability to Bear Economic Risk of Investment. The Purchaser recognizes that an investment in the Senior Unsecured Notes involves substantial risk. The Purchaser acknowledges that the Company is a holding company and the Company's rights and the rights of the Company's creditors, including the holders of the Senior Unsecured Notes, to participate in the assets of any Subsidiary during its liquidation or reorganization are structurally subordinate to the prior claims of the Subsidiary's creditors and, if applicable, depositors. The Purchaser acknowledges that the Senior Unsecured Notes are not savings accounts or deposits of the Bank and are not insured or guaranteed by the FDIC or any Governmental Agency, and that no Governmental Agency has passed upon or will pass upon the offer or sale of the Senior Unsecured Notes. The Purchaser has the ability to bear the economic risk of the prospective investment in the Senior Unsecured Notes, including the ability to hold the Senior Unsecured Notes indefinitely, and further including the ability to bear a complete loss of all of the Purchaser's investment in the Company. The Purchaser acknowledges that it has reviewed the information set forth in the Disclosure Schedules and exhibits hereto, including Exhibit C regarding “Risk Factors” related to an investment in the Senior Unsecured Notes (the “Risk Factors”).

6.8         Information. The Purchaser acknowledges that: (i) the Purchaser is not being provided with the disclosures that would be required if the offer and sale of the Senior Unsecured Notes were registered under the Securities Act, nor is the Purchaser being provided with any offering circular, private placement memorandum or prospectus prepared in connection with the offer and sale of the Senior Unsecured Notes; (ii) the Purchaser has conducted its own examination of the Company and the terms of the Senior Unsecured Notes to the extent the Purchaser deems necessary to make its decision to invest in the Senior Unsecured Notes; (iii) the Purchaser has availed itself of publicly available financial and other information concerning the Company to the extent the Purchaser deems necessary to its decision to purchase the Senior Unsecured Notes; and (iv) the Purchaser has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from the Company in connection with the offer or sale of the Senior Unsecured Notes. The Purchaser has reviewed the information set forth in the Presentation, the Company's Reports, the Disclosure Schedules and exhibits hereto, including the Risk Factors, and the information contained in the data room established by the Company in connection with the transactions contemplated by this Agreement (the “Data Room”).

6.9         Access to Information. The Purchaser acknowledges that the Purchaser and its advisors (i) have been furnished with all materials relating to the business, finances and operations of the Company that have been requested by the Purchaser or its advisors and have been provided access to the Data Room and reviewed the information contained therein, (ii) have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the transactions contemplated by this Agreement in order to make an informed and voluntary decision to enter into this Agreement, and (iii) have completed such investigation and have received such information from the Company and otherwise, as it and they have considered sufficient for the Purchaser to make its investment decision regarding a purchase of Senior Unsecured Notes.

6.10       Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person or entity, including, without limitation, the Placement Agent. Neither any inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company's representations and warranties contained herein. The Purchaser is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, the Purchaser acknowledges that (i) the Placement Agent has not performed any due diligence review on behalf of it and (ii) nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Senior Unsecured Notes constitutes legal, tax, accounting, or investment advice.

6.11         Private Placement; No Registration; Restricted Legends. The Purchaser understands and acknowledges that the Senior Unsecured Notes are being sold by the Company without registration under the Securities Act in reliance on the exemption from federal and state registration set forth in, respectively, Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act and Section 18 of the Securities Act, or any state securities laws, and, accordingly, may be resold, pledged or otherwise transferred only if exemptions from the Securities Act and applicable state securities laws are available to it. The Purchaser is not subscribing for Senior Unsecured Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting. The Purchaser further acknowledges and agrees that all certificates or other instruments representing the Senior Unsecured Notes will bear the restrictive legend set forth in the form of Senior Unsecured Note. The Purchaser further acknowledges its primary responsibilities under the Securities Act and, accordingly, will not sell or otherwise transfer the Senior Unsecured Notes or any interest therein without complying with the requirements of the Securities Act and the rules and regulations promulgated thereunder and the requirements set forth in this Agreement. The Purchaser further acknowledges that the Company has not made and is not making any representation, warranty or covenant, express or implied, as to the availability of any exemption from registration under the Securities Act or any applicable state securities laws for the resale, pledge or other transfer of the Senior Unsecured Notes, or that the Senior Unsecured Notes purchased by it will ever be able to be lawfully resold, pledged or otherwise transferred.

6.12       Placement Agent. The Purchaser will purchase the Senior Unsecured Note(s) directly from the Company and not from the Placement Agent and understands that neither the Placement Agent nor any other broker or dealer has any obligation to make a market in the Senior Unsecured Notes.

6.13         [Reserved]

6.14         Physical Delivery of Senior Unsecured Notes. Notwithstanding anything in this Agreement to the contrary, if the Purchaser is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D), and is not also a QIB, it acknowledges that its Senior Unsecured Note shall be physically delivered to such Purchaser and registered in the name of such Purchaser, and it agrees to such physical delivery of its Senior Unsecured Note.

6.15         Accuracy of Representations. The Purchaser understands that each of the Placement Agent and the Company are relying upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the transactions contemplated by this Agreement and agrees that if any of the representations or acknowledgements made by it are no longer accurate as of the Closing Date, or if any of the agreements made by it are breached on or prior to the Closing Date, it shall promptly notify the Company.

6.16         Representations and Warranties Generally. The representations and warranties of the Purchaser set forth in this Agreement are true and correct as of the date hereof and will be true and correct as of the Closing Date and as otherwise specifically provided herein. Any certificate signed by a duly authorized representative of the Purchaser and delivered to the Company or to counsel for the Company shall be deemed to be a representation and warranty by the Purchaser to the Company as to the matters set forth therein.

7.         MISCELLANEOUS.

7.1         Prohibition on Assignment by the Company. Except as described in Sections 5 and 9(b) of the Senior Unsecured Notes, the Company may not assign, transfer or delegate any of its rights or obligations under this Agreement or the Senior Unsecured Notes without the prior written consent of all the Noteholders (as defined in the Senior Unsecured Note). In addition, in accordance with the terms of the Senior Unsecured Notes, any transfer of such Senior Unsecured Notes by the Noteholders (as defined in the Senior Unsecured Note) must be made in accordance with the Assignment Form attached thereto and the requirements and restrictions thereof.

7.2         Time of the Essence. Time is of the essence for this Agreement.

7.3       Waiver or Amendment. Except as may apply to any particular waiving or consenting Noteholder, no waiver or amendment of any term, provision, condition, covenant or agreement herein or in the Senior Unsecured Notes shall be effective except with the consent of at least fifty percent (50%) of the aggregate principal amount (excluding any Senior Unsecured Notes held by the Company or any of its Affiliates) of the Senior Unsecured Notes at the time outstanding; provided, however, that without the consent of each Purchaser of an affected Senior Unsecured Note, no such amendment or waiver may: (i) reduce the principal amount of the Senior Unsecured Note; (ii) reduce the rate of or change the time for payment of interest on any Senior Unsecured Note; (iii) extend the maturity of any Senior Unsecured Note; (iv) change the currency in which payment of the obligations of the Company under this Agreement and the Senior Unsecured Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Senior Unsecured Notes required to approve any amendment of this Agreement or the Senior Unsecured Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Senior Unsecured Notes that adversely affects the rights of any holder of a Senior Unsecured Note; (vii) make any changes to this Section 7.3 (Waiver or Amendment) that adversely affects the rights of any holder of a Senior Unsecured Note; or (viii) disproportionately affect the rights of any of the holders of the then outstanding Senior Unsecured Notes. Notwithstanding the foregoing, the Company may amend or supplement the Senior Unsecured Notes without the consent of the holders of the Senior Unsecured Notes to cure any ambiguity, defect or inconsistency or to provide for uncertificated Senior Unsecured Notes in addition to or in place of certificated Senior Unsecured Notes, or to make any change that does not adversely affect the rights of any holder of any of the Senior Unsecured Notes. No failure to exercise or delay in exercising, by a Purchaser or any holder of the Senior Unsecured Notes, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law. The rights and remedies provided in this Agreement are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers to any other or further action in any circumstances without notice or demand. No consent or waiver, express or implied, by the Purchasers to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Purchasers to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Purchasers of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

7.4         Severability. Any provision of this Agreement which is unenforceable or invalid or contrary to law, or the inclusion of which would adversely affect the validity, legality or enforcement of this Agreement, shall be of no effect and, in such case, all the remaining terms and provisions of this Agreement shall subsist and be fully effective according to the tenor of this Agreement the same as though any such invalid portion had never been included herein. Notwithstanding any of the foregoing to the contrary, if any provisions of this Agreement or the application thereof are held invalid or unenforceable only as to particular Persons or situations, the remainder of this Agreement, and the application of such provision to Persons or situations other than those to which it shall have been held invalid or unenforceable, shall not be affected thereby, but shall continue valid and enforceable to the fullest extent permitted by law.

7.5         Notices. Any notice which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if in writing and if delivered personally, or if mailed, postage prepaid, by United States registered or certified mail, return receipt requested, or if delivered by a responsible overnight commercial courier promising next Business Day delivery, addressed:

if to the Company:	Quaint Oak Bancorp, Inc. 501 Knowles Avenue Southampton, Pennsylvania 18966 Attention: Robert T. Strong Chief Executive Officer Email: rstrong@quaintoak.com

with a copy to:	Silver, Freedman, Taff and Tiernan LLP 3299 K Street NW, Suite 100 Washington, D.C. 20007 Attention: Eric M. Marion, Esq. Email: EMarion@sfttlaw.com

if to the Purchasers:	To the address indicated on such Purchaser's signature page.

or to such other address or addresses as the party to be given notice may have furnished in writing to the party seeking or desiring to give notice, as a place for the giving of notice; provided that no change in address shall be effective until five (5) Business Days after being given to the other party in the manner provided for above. Any notice given in accordance with the foregoing shall be deemed given when delivered personally or, if mailed, three (3) Business Days after it shall have been deposited in the United States mail as aforesaid or, if sent by overnight courier, the Business Day following the date of delivery to such courier (provided next Business Day delivery was requested).

7.6         Successors and Assigns. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; except that, (i) unless a Purchaser consents in writing, no assignment made by the Company in violation of this Agreement shall be effective or confer any rights on any purported assignee of the Company, and (ii) unless such assignment complies with the Assignment Form attached to the Senior Unsecured Notes, no assignment made by a Purchaser shall be effective or confer any rights on any purported assignee of Purchaser. The term “successors and assigns” will not include a purchaser of any of the Senior Unsecured Notes from any Purchaser merely because of such purchase but shall include a purchaser of any of the Senior Unsecured Notes pursuant to an assignment complying with the Assignment Form attached to the Senior Unsecured Notes.

7.7         No Joint Venture. Nothing contained herein or in any document executed pursuant hereto and no action or inaction whatsoever on the part of a Purchaser, shall be deemed to make a Purchaser a partner or joint venturer with the Company.

7.8         Documentation. All documents and other matters required by any of the provisions of this Agreement to be submitted or furnished to a Purchaser shall be in form and substance satisfactory to such Purchaser.

7.9       Entire Agreement. This Agreement, the Senior Unsecured Notes and the nondisclosure agreement between the Purchaser and the Company relating to the transaction contemplated by this Agreement, along with the exhibits thereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified or amended in any manner other than by supplemental written agreement executed by the parties hereto. No party, in entering into this Agreement, has relied upon any representation, warranty, covenant, condition or other term that is not set forth in this Agreement, or in the Senior Unsecured Notes.

7.10         Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its laws or principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). Nothing herein shall be deemed to limit any rights, powers or privileges which a Purchaser may have pursuant to any law of the United States of America or any rule, regulation or order of any department or agency thereof and nothing herein shall be deemed to make unlawful any transaction or conduct by a Purchaser which is lawful pursuant to, or which is permitted by, any of the foregoing.

7.11         No Third Party Beneficiary. This Agreement is made for the sole benefit of the Company and the Purchasers, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder; provided, that the Placement Agent may rely on the representations and warranties contained herein to the same extent as if they were a party to this Agreement.

7.12         Legal Tender of United States. All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

7.13         Captions; Counterparts. Captions contained in this Agreement in no way define, limit or extend the scope or intent of their respective provisions. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

7.14         Knowledge; Discretion. All references herein to a Purchaser's or the Company's knowledge shall be deemed to mean the knowledge of such party based on the actual knowledge of such party's Chief Executive Officer, President and Chief Financial Officer or such other persons holding equivalent offices. Unless specified to the contrary herein, all references herein to an exercise of discretion or judgment by a Purchaser, to the making of a determination or designation by a Purchaser, to the application of a Purchaser's discretion or opinion, to the granting or withholding of a Purchaser's consent or approval, to the consideration of whether a matter or thing is satisfactory or acceptable to a Purchaser, or otherwise involving the decision making of a Purchaser, shall be deemed to mean that such Purchaser shall decide using the reasonable discretion or judgment of a prudent lender.

7.15         Waiver of Right to Jury Trial. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE COMPANY OR THE PURCHASERS. THE PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF THEIR OWN FREE WILL. THE PARTIES HERETO FURTHER ACKNOWLEDGE THAT (I) THEY HAVE READ AND UNDERSTAND THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (II) THIS WAIVER HAS BEEN REVIEWED BY THE PARTIES HERETO AND THEIR COUNSEL AND IS A MATERIAL INDUCEMENT FOR ENTRY INTO THIS AGREEMENT AND (III) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH TRANSACTION DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

7.16         Expenses. Except as otherwise provided in this Agreement, each of the parties hereto will bear and pay all costs and expenses, including attorneys' fees, incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.

7.17         Survival. Each of the representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby for a period of one year after the date hereof. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Senior Unsecured Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

COMPANY:

QUAINT OAK BANCORP, INC.

By:
Name:	Robert T. Strong
Title:	Chief Executive Officer

[Quaint Oak Bancorp, Inc. – 11.00% Fixed Rate Senior Unsecured Notes due 2028

Purchaser Signature Page to Fixed Rate Senior Unsecured Note Purchase Agreement]

IN WITNESS WHEREOF, the Purchaser has caused this Senior Unsecured Note Purchase Agreement to be executed by its duly authorized representative as of the date first above written.

PURCHASER:

By:

Name:

Title:

Address of Purchaser:

Principal Amount of Purchased Senior Unsecured Note:

$

CUSIP:

[Quaint Oak Bancorp, Inc. – 11.00% Fixed Rate Senior Unsecured Notes due 2028

Purchaser Signature Page to Fixed Rate Senior Unsecured Note Purchase Agreement]

EXHIBIT A

Form of Senior Unsecured Note

Exhibit 4.1

QUAINT OAK BANCORP, INC.

11.00% FIXED RATE SENIOR UNSECURED NOTE DUE 2028

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR UNSECURED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR FUND.

THE INDEBTEDNESS EVIDENCED BY THIS SENIOR UNSECURED NOTE CONSTITUTES A SENIOR GENERAL OBLIGATION OF QUAINT OAK BANCORP, INC. (THE “COMPANY”), RANKING EQUALLY WITH OTHER EXISTING AND FUTURE SENIOR UNSECURED INDEBTEDNESS OF THE COMPANY AND RANKING SENIOR IN RIGHT OF PAYMENT TO ANY FUTURE INDEBTEDNESS OF THE COMPANY THAT IS EXPRESSLY MADE SUBORDINATE TO THE SENIOR UNSECURED NOTES BY THE TERMS OF SUCH INDEBTEDNESS. THE SENIOR UNSECURED NOTES SHALL BE EFFECTIVELY SUBORDINATE TO SECURED INDEBTEDNESS OF THE COMPANY TO THE EXTENT OF THE VALUE OF THE ASSETS SECURING SUCH INDEBTEDNESS AND ARE STRUCTURALLY SUBORDINATE TO DEPOSITS AND LIABILITIES OF QUAINT OAK BANK (THE “BANK”). IT IS INELIGIBLE AS COLLATERAL FOR ANY EXTENSION OF CREDIT BY THE COMPANY OR ANY OF ITS SUBSIDIARIES.

[THIS SENIOR UNSECURED NOTE IS A GLOBAL SENIOR UNSECURED NOTE WITHIN THE MEANING OF SECTION 5 OF THIS SENIOR UNSECURED NOTE AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SENIOR UNSECURED NOTE IS EXCHANGEABLE FOR SENIOR UNSECURED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PAYING AGENCY AGREEMENT, AND NO TRANSFER OF THIS SENIOR UNSECURED NOTE (OTHER THAN A TRANSFER OF THIS SENIOR UNSECURED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THIS SENIOR UNSECURED NOTE.

UNLESS THIS SENIOR UNSECURED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SENIOR UNSECURED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SENIOR UNSECURED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SENIOR UNSECURED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 5 OF THIS SENIOR UNSECURED NOTE.]1

____________________

1 NTD: To be deleted for the Notes issued to institutional “accredited investors,” if any.

THE HOLDER OF THIS SENIOR UNSECURED NOTE SHALL BE ENTITLED TO BE PAID FROM THE ASSETS OF THE COMPANY. THE UNPAID PRINCIPAL AMOUNT OF THIS SENIOR UNSECURED NOTE PLUS ACCRUED AND UNPAID INTEREST THEREON BEFORE PAYMENT OF SUMS OWING TO SUBORDINATED INDEBTEDNESS OF THE COMPANY AND BEFORE ANY PAYMENT OR OTHER DISTRIBUTION, WHETHER IN CASH, PROPERTY OR OTHERWISE, SHALL BE MADE ON ACCOUNT OF ANY SHARES OF CAPITAL STOCK OF THE COMPANY.

THIS SENIOR UNSECURED NOTE WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SENIOR UNSECURED NOTE IN A DENOMINATION OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SENIOR UNSECURED NOTE FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON THIS SENIOR UNSECURED NOTE, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SENIOR UNSECURED NOTE.

THIS SENIOR UNSECURED NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS SENIOR UNSECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SENIOR UNSECURED NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS SENIOR UNSECURED NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SENIOR UNSECURED NOTE PURCHASE AGREEMENT DATED FEBRUARY 21, 2025 BETWEEN THE COMPANY AND THE PURCHASERS REFERRED TO THEREIN (THE “PURCHASE AGREEMENT”), A COPY OF WHICH IS ON FILE WITH THE COMPANY. THE SENIOR UNSECURED NOTE REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE PURCHASE AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THE PURCHASE AGREEMENT WILL BE VOID.

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SENIOR UNSECURED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SENIOR UNSECURED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SENIOR UNSECURED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SENIOR UNSECURED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH BENEFIT PLAN OR OTHER PLAN TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SENIOR UNSECURED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SENIOR UNSECURED NOTE OR ANY INTEREST HEREIN.

No. 2028- [●]	CUSIP (QIB): 74732T AE6 / US74732TAE64
CUSIP Accredited Investors: 74732T AF3 / US74732TAF30

QUAINT OAK BANCORP, INC.

11.00% FIXED RATE SENIOR UNSECURED NOTE DUE 2028

1.    Senior Notes. This Senior Unsecured Note is one of an issue of notes of Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the “Company”), designated as the “11.00% Fixed Rate Senior Unsecured Notes due 2028” (the “Senior Unsecured Notes”) issued pursuant to that Senior Unsecured Note Purchase Agreement dated as of the date upon which this Senior Unsecured Note was originally issued (the “Issue Date”) between the Company and such purchaser(s) of the Senior Unsecured Notes identified in the signature page(s) thereto (the “Purchase Agreement”).

2.    Payment. The Company, for value received, promises to pay to [Cede & Co., or its registered assigns, as nominee of The Depository Trust Company (“DTC”)] [insert name of Accredited Investor], or its registered assigns, the principal sum of [insert amount]2 Dollars (U.S.) ($__________), plus accrued but unpaid interest on March 1, 2028 (the “Maturity Date”) and to pay interest thereon from and including the Issue Date of the Senior Unsecured Notes to but excluding the Maturity Date or the earlier redemption date contemplated by Section 4 (Redemption) of this Senior Unsecured Note, at the rate of 11.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 1 and September 1 of each year (each payment date, an “Interest Payment Date”), beginning September 1, 2025.

(a)    In the event that any Interest Payment Date falls on a day that is not a Business Day (as defined below), the interest payment due on that date shall be postponed to the next day that is a Business Day and no additional interest shall accrue as a result of that postponement. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of Pennsylvania are generally authorized or required by law or executive order to be closed.

___________________________

2 To reflect actual amount issued in name of Cede & Co. and/or institutional accredited investor.

3.    Ranking. The Indebtedness of the Company evidenced by this Senior Unsecured Note, including the principal and interest on this Senior Unsecured Note, shall rank pari passu with other existing and future senior unsecured Indebtedness of the Company, and rank senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Senior Unsecured Notes by the terms of such Indebtedness, including without limitation the existing and future subordinated Indebtedness of the Company. The Senior Unsecured Notes shall be effectively subordinate to secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. This Senior Unsecured Note is not secured by any assets of the Company. The term “Indebtedness” means, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles in effect in the United States (“GAAP”), and (vi) all Indebtedness of others guaranteed by the Company or any of its subsidiaries or for which the Company or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase Indebtedness of, or to supply funds or to invest in, others).

In the event of any insolvency, dissolution, assignment for the benefit of creditors or any liquidation or winding up of or relating to the Company, whether voluntary or involuntary, registered holders of the Senior Unsecured Notes from time to time (each a “Noteholder” and, collectively, the “Noteholders”), together with the holders of any obligations of the Company ranking on a parity with the Senior Unsecured Notes, shall be entitled to be paid from the assets of the Company the unpaid principal thereof, and the unpaid interest thereon before the holders of any debt of the Company ranking junior to the Senior Unsecured Notes shall be entitled to be paid and any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock. Nothing herein shall act to prohibit, limit or impede the Company from issuing additional debt of the Company having the same rank as the Senior Unsecured Notes or which may be junior or senior in rank to the Senior Unsecured Notes.

4.    Redemption.

(a)    Redemption Prior to March 1, 2026. This Senior Unsecured Note shall not be redeemable by the Company, in whole or in part, prior to March 1, 2026.

(b)    Optional Redemption. Commencing on or after March 1, 2026, the Company may, at its option, upon not less than thirty (30) nor more than sixty (60) days’ notice, redeem, in whole or in part, the Senior Unsecured Notes at a redemption price equal to (i) 102.0% of the principal amount of the Senior Unsecured Notes to be redeemed if redeemed on or after March 1, 2026 but before March 1, 2027; (ii) 101.0% of the principal amount of the Senior Unsecured Notes to be redeemed if redeemed on or after March 1, 2027 but before December 1, 2027; and (iii) 100.0% of the principal amount of the Senior Unsecured Notes to be redeemed if redeemed on or after December 1, 2027, in each case plus accrued but unpaid interest thereon to, but excluding, such redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), and in a principal amount with integral multiples of $1,000.

(c)    Partial Redemption. If less than the then outstanding principal amount of this Senior Unsecured Note is redeemed, (i) a new Senior Unsecured Note shall be issued representing the unredeemed portion without charge to the Noteholder thereof, and (ii) such redemption shall be effected on a pro rata basis as to the Noteholders, subject to adjustments in the discretion of the Company (which will be provided to the Paying Agent and Registrar in writing) to ensure the unredeemed portion of this Senior Unsecured Note remains in an authorized denomination hereunder. For purposes of clarity, upon a partial redemption, a like percentage of the principal amount of every Senior Unsecured Note held by every Noteholder shall be redeemed; provided, however, that the Company may round the portion to be redeemed of this Senior Unsecured Note up or down so that the unredeemed amount remains an authorization denomination hereunder, without any impact on the pro rata amount to be redeemed from other Noteholders (which will be provided to the Paying Agent in writing). For purposes of clarity, any redemption made pursuant to the terms of this Senior Unsecured Note shall be made on a pro rata basis[, and, partial redemptions will be processed thru the Depository Trust Issuer Corporation, in accordance with its rules and procedures, as a Pro Rata Pass-Through Distribution of Principal,]3 among all of the Senior Unsecured Notes outstanding at the time thereof.

(d)    No Redemption at Option of Noteholder. This Senior Unsecured Note is not subject to redemption at the option of the Noteholder.

(e)    Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that this Senior Unsecured Note has been called for redemption but has not yet been surrendered for cancellation, on and after the date fixed for redemption interest shall cease to accrue on the portion of this Senior Unsecured Note called for redemption, this Senior Unsecured Note shall no longer be deemed outstanding with respect to the portion called for redemption and all rights with respect to the portion of this Senior Unsecured Note called for redemption shall forthwith on such date fixed for redemption cease and terminate unless the Company shall default in the payment of the redemption price, except only the right of the Noteholder hereof to receive the amount payable on such redemption, without interest.

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3 NTD: To be deleted for the Notes issued to institutional “accredited investors,” if any.

(f)    Purchase and Resale of the Senior Unsecured Notes. Subject to any required federal and state regulatory approvals and the provisions of this Senior Unsecured Note, the Company shall have the right to purchase any of the Senior Unsecured Notes at any time in the open market, private transactions or otherwise. If the Company purchases any Senior Unsecured Notes, it may, in its discretion, hold, resell or cancel any of the purchased Senior Unsecured Notes.

5.    [Global Senior Unsecured Notes.

(a)    Provided that applicable depository eligibility requirements are met, upon the written election of any Noteholder that is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), the Company shall use its commercially reasonable efforts to cause the Senior Unsecured Notes owned by such Noteholders to be issued in the form of one or more Global Senior Unsecured Notes (each, a “Global Senior Unsecured Note”) registered in the name of The Depository Trust Company or another organization registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and designated as Depositary by the Company or any successor thereto (the “Depositary”) or a nominee thereof and delivered to such Depositary or a nominee thereof.

(b)    Notwithstanding any other provision herein, no Global Senior Unsecured Note may be exchanged in whole or in part for Senior Unsecured Notes registered, and no transfer of a Global Senior Unsecured Note in whole or in part may be registered, in the name of any person other than the Depositary for such Global Senior Unsecured Note or a nominee thereof unless (i) such Depositary advises the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Senior Unsecured Note, and no qualified successor is appointed by the Company within ninety (90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default (as defined in Section 6 (Events of Default; Acceleration)) shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) of this Section 5(b), the Company or its agent shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Senior Unsecured Note of the occurrence of such event and of the availability of Senior Unsecured Notes to such owners of beneficial interests requesting the same.

(c)    If any Global Senior Unsecured Note is to be exchanged for other Senior Unsecured Notes or canceled in part, or if another Senior Unsecured Note is to be exchanged in whole or in part for a beneficial interest in any Global Senior Unsecured Note, then either (i) such Global Senior Unsecured Note shall be so surrendered for exchange or cancellation as provided in this Section 5 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Senior Unsecured Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Company or, if applicable, the Company’s registrar and transfer agent (“Registrar”), whereupon the Company or, if applicable, the Registrar, in accordance with the applicable rules and procedures of the Depositary (“Applicable Depositary Procedures”), shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Senior Unsecured Note by the Depositary, accompanied by registration instructions, the Company shall execute and deliver any Senior Unsecured Notes issuable in exchange for such Global Senior Unsecured Note (or any portion thereof) in accordance with the instructions of the Depositary.

(d)    Every Senior Unsecured Note executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Senior Unsecured Note or any portion thereof shall be executed and delivered in the form of, and shall be, a Global Senior Unsecured Note, unless such Senior Unsecured Note is registered in the name of a person other than the Depositary for such Global Senior Unsecured Note or a nominee thereof.

(e)    The Depositary or its nominee, as the registered owner of a Global Senior Unsecured Note, shall be the holder of such Global Senior Unsecured Note for all purposes under this Senior Unsecured Note, and owners of beneficial interests in a Global Senior Unsecured Note shall hold such interests pursuant to Applicable Depositary Procedures. Accordingly, any such owner’s beneficial interest in a Global Senior Unsecured Note shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary participants. If applicable, the Registrar shall be entitled to deal with the Depositary for all purposes relating to a Global Senior Unsecured Note (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole holder of the Senior Unsecured Note and shall have no obligations to the owners of beneficial interests therein. The Registrar shall have no liability in respect of any transfers undertaken by the Depositary.

(f)    The rights of owners of beneficial interests in a Global Senior Unsecured Note shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its participants.

(g)    No holder of any beneficial interest in any Global Senior Unsecured Note held on its behalf by a Depositary shall have any rights with respect to such Global Senior Unsecured Note, and such Depositary may be treated by the Company and any agent of the Company as the owner of such Global Senior Unsecured Note for all purposes whatsoever. Neither the Company nor any agent of the Company will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Senior Unsecured Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as holder of any Senior Unsecured Note.

(h)    The Company, within thirty (30) calendar days after the receipt of written notice from the Noteholder or any other holder of the Senior Unsecured Notes of the occurrence of an Event of Default with respect to this Senior Unsecured Note, shall mail to all the Noteholders, at their addresses shown on the Security Register (as defined in Section 14 (Registration of Transfer, Security Register) below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by Company in writing.]4

6.    Events of Default; Acceleration; Compliance Certificate.

Each of the following events shall constitute an “Event of Default:”

(a)    the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, and such decree or order will have continued unstayed and in effect for a period of ninety (90) consecutive calendar days;

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4  NTD: To be deleted if issued to institutional “accredited investors.”

(b)    the commencement by the Company of a voluntary case under any applicable bankruptcy, insolvency or reorganization law, now or hereafter in effect of the United States or any political subdivision thereof, or the consent by the Company to the entry of a decree or order for relief in an involuntary case or proceeding under any such law;

(c)    the Company (i) becomes insolvent or is unable to pay its debts as they mature, (ii) makes an assignment for the benefit of creditors, (iii) admits in writing its inability to pay its debts as they mature or (iv) ceases to be a bank holding company, a financial holding company under the Bank Holding Company Act of 1956, as amended, or a savings and loan holding company under the Home Owners’ Loan Act, as amended;

(d)    the failure of the Company to pay any installment of interest on any of the Senior Unsecured Notes as and when the same will become due and payable, and the continuation of such failure for a period of thirty (30) calendar days;

(e)    the failure of the Company to pay all or any part of the principal of any of the Senior Unsecured Notes as and when the same will become due and payable;

(f)    the liquidation of the Company through formal proceedings (for the avoidance of doubt, “liquidation” does not include any merger, consolidation, sale of equity or assets or reorganization (exclusive of a reorganization in bankruptcy) of the Company or any of its subsidiaries);

(g)    the failure of the Company to perform any other covenant or agreement on the part of the Company contained in the Senior Unsecured Notes or the Purchase Agreement, and the continuation of such failure for a period of thirty (30) days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, will have been given, in the manner set forth in Section 22 (Notices), to the Company by the Noteholders of at least 25% in aggregate principal amount of the Senior Unsecured Notes at the time outstanding; or

(h)    the default by the Company under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company having an aggregate principal amount outstanding of at least ten million dollars ($10,000,000), whether such indebtedness now exists or is created or incurred in the future, which default (i) constitutes a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace period or (ii) results in such indebtedness becoming due or being declared due and payable prior to the date on which it otherwise would have become due and payable without, in the case of clause (i), such indebtedness having been discharged or, in the case of clause (ii), without such indebtedness having been discharged or such acceleration having been rescinded or annulled.

Unless the principal amount of this Senior Unsecured Note already shall have become due and payable, if an Event of Default set forth in Section 6(a) or Section 6(b) above shall have occurred and be continuing, the Noteholder, by notice in writing to the Company, may declare the principal amount of this Senior Unsecured Note to be immediately due and payable, without further notice, demand, declaration or other action on the part of the Noteholder. The Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. The Company, within forty-five (45) calendar days after the receipt of written notice from any Noteholder of the occurrence of an Event of Default with respect to this Senior Unsecured Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined in Section 14 (Registration of Transfer, Security Register) below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Company in writing.

7.    Failure to Make Payments. In the event of an Event of Default under Section 6(c), Section 6(d) or Section 6(e) above, the Company will, upon demand of the Noteholder, pay to the Noteholder the amount then due and payable on this Senior Unsecured Note for principal and interest (without acceleration of this Senior Unsecured Note in any manner), with interest on the overdue principal and interest at the per annum rate borne by this Senior Unsecured Note, to the extent permitted by applicable law. If the Company fails to pay such amount upon such demand, the Noteholder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid and such amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Noteholder, its agents and counsel, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Company.

Upon the occurrence of a failure by the Company to make any required payment of principal or interest on this Senior Unsecured Note or an Event of Default, until such Event of Default is cured by the Company or waived by the Noteholders in accordance with Section 18 (Waiver and Consent) hereof, except as may be required by any federal or state bank regulatory agency, the Company shall not: (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock; (b) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any indebtedness of the Company that ranks equal with or junior to the Senior Unsecured Notes; or (c) make any payments under any guarantee that ranks equal with or junior to the Senior Unsecured Notes, other than: (i) any dividends or distributions payable solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s common stock; (ii) any declaration of a non-cash dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s common stock related to the issuance of common stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans (the foregoing clauses (i) through (v) are collectively referred to as the “Permitted Dividends”).

8.    Affirmative Covenants of the Company.

(a)    Payment of Principal and Interest. The Company covenants and agrees for the benefit of the Noteholder that it will duly and punctually pay the principal of, and interest on, this Senior Unsecured Note, in accordance with the terms hereof.

(b)    Maintenance of Office. The Company will maintain an office or agency in the Commonwealth of Pennsylvania, where Senior Unsecured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Unsecured Notes may be served.

The Company may also from time to time designate one or more other offices or agencies where the Senior Unsecured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Commonwealth of Pennsylvania. The Company will give prompt written notice to the Noteholders of any such designation or rescission and of any change in the location of any such other office or agency.

(c)    Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect: (i) the corporate existence of the Company; (ii) the existence (corporate or other) of each subsidiary; and (iii) the rights (constituent governing documents and statutory), licenses and franchises of the Company and each of its subsidiaries; provided, however, that the Company will not be required to preserve the existence (corporate or other) of any of its subsidiaries or any such right, license or franchise of the Company or any of its subsidiaries if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its subsidiaries taken as a whole and that the loss thereof will not be disadvantageous in any material respect to the Noteholders.

(d)    Maintenance of Properties. The Company will, and will cause each subsidiary to, cause all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 8(d) will prevent the Company or any subsidiary from discontinuing the operation and maintenance of any of their respective properties if such discontinuance is, in the reasonable judgment of the Board of Directors of the Company or of any subsidiary, as the case may be, desirable in the conduct of its business.

(e)    Transfer of Voting Stock. Except as contemplated by Section 9(b) (Merger or Sale of Assets), the Company will not, nor will it permit the Bank to, directly or indirectly, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock (as defined below) of the Bank or any successor thereof or any subsidiary of the Company that is a depository institution and that has consolidated assets equal to 30% or more of the Company’s consolidated assets (“Material Subsidiary”), nor will the Company permit the Material Subsidiary to issue any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of the Material Subsidiary if, in each case, after giving effect to any such transaction and to the issuance of the maximum number of shares of Voting Stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would cease to own, directly or indirectly, at least 80% of the issued and outstanding Voting Stock of the Material Subsidiary. “Voting Stock” means outstanding shares of capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

(f)    Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section (b)8(b) (Maintenance of Office), Section 8(c) (Corporate Existence), Section 8(d) (Maintenance of Properties), or Section 8(e) (Transfer of Voting Stock) above, with respect to this Senior Unsecured Note if before the time for such compliance the Noteholders of at least a majority in aggregate principal amount of the outstanding Senior Unsecured Notes (excluding Senior Unsecured Notes held by the Company or its affiliates), by act of such Noteholders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver will become effective, the obligations of the Company in respect of any such term, provision or condition will remain in full force and effect.

(g)    No Liens. The Company will not, nor will the Company permit the Material Subsidiary to, create, assume, incur or cause to be created, assumed or incurred or to exist, any mortgage, pledge, encumbrance, charge or lien, as security for indebtedness for borrowed money, upon any shares of capital stock of the Material Subsidiary (or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of capital stock), directly or indirectly, without making effective provision whereby the Senior Unsecured Notes shall be equally and ratably secured with any and all such indebtedness if, treating such mortgage, pledge, encumbrance, charge or lien as a transfer of the shares of, or securities convertible into or options, warrants or rights to subscribe for or purchase shares of, capital stock of the Material Subsidiary subject thereto to the secured party and after giving effect to the issuance of the maximum number of shares of capital stock of the Material Subsidiary issuable upon the exercise of all such convertible securities, options, warrants or rights, the Company would not continue to own at least 80% of the issued and outstanding capital stock of the Material Subsidiary. Notwithstanding the foregoing, this Section shall not apply to any:

(i)    one or more pledges, encumbrances or liens in favor of one or more lenders to the Company or the Material Subsidiary of the Company upon any such shares of Voting Stock of a Material Subsidiary to secure indebtedness of the Company or the Material Subsidiary of the Company for borrowed money; provided, that the total amount of all indebtedness secured by the Voting Stock of the Material Subsidiary is in the aggregate less than twenty percent (20%) of the Material Subsidiary's total bank equity capital as of the last day of the most recent calendar quarter as disclosed on Schedule RI-A - Changes in Bank Equity Capital in the Material Subsidiary's Consolidated Report of Condition and Income for A Bank With Domestic Offices Only; or

(ii)    lien of any judgment, if that judgment (A) is discharged, or stayed on appeal or otherwise, within 60 days, (B) is currently being contested in good faith by appropriate proceedings so long as the Company has set aside on its books such reserves as shall be required in respect thereof in conformity with GAAP or (C) involves claims of less than $1 million.

(h)    Financial Statements; Access to Records.

(i)    Not later than forty-five (45) days following the end of each semi-annual or quarterly period, as applicable, for which the Company has not submitted Parent Company Only Financial Statements for Small Holding Companies Reporting Form FR Y-9SP to the Federal Reserve, upon request, the Company shall provide the Noteholder with a copy of the Company’s unaudited consolidated balance sheet and statement of income (loss) for and as of the end of such immediately preceding fiscal quarter, prepared in accordance with past practice. Quarterly financial statements, if required herein, shall be unaudited and need not comply with GAAP.

(ii)    Not later than one-hundred twenty (120) days from the end of each fiscal year, upon request the Company shall provide the Noteholder, to the extent not publicly filed with a government entity, with copies of the Company's audited financial statements consisting of the consolidated balance sheet of the Company as of the fiscal year end and the related statements of income (loss) and retained earnings, stockholders' equity and cash flows for the fiscal year then ended. Such financial statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the period involved.

(iii)    In addition to the foregoing Sections 8(h)(i) and (ii), the Company agrees to furnish to such Noteholder, upon request, with such financial and business information of the Company and the Bank as such Noteholder may reasonably request as may be reasonably necessary or advisable to allow such Noteholder to confirm compliance by the Company with this Senior Unsecured Note.

(iv)    Notwithstanding anything to the contrary, any financial statements timely filed with the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval system, the Federal Reserve or any other regulatory agency that makes such financial statements generally available to the public shall be deemed to have been provided to the Noteholders in compliance with this Section 8(h).

(i)    Compliance with Laws. The Company shall comply and cause the Bank and each of its other subsidiaries to comply with the requirements of all laws, regulations, orders and decrees applicable to it or its properties, except for such noncompliance that would not reasonably be expected to have a Material Adverse Effect (as such term is defined in the Purchase Agreement) on the Company.

(j)    Taxes and Assessments. The Company shall punctually pay and discharge all material taxes, assessments, and other governmental charges or levies imposed upon it or upon its income or upon any of its properties; provided, that no such taxes, assessments or other governmental charges need be paid if they are being contested in good faith by the Company.

(k)    Insurance. The Company will, and will cause each of its subsidiaries to, keep adequately insured, by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations or financial institutions, as applicable.

(l)    Interest Reserve. The Company shall at all times prior to the Maturity Date maintain minimum cash, including cash, marketable securities and other cash equivalents, equal to the total interest payable by the Company on the Senior Unsecured Notes for the remaining term, up to a maximum of one (1) calendar year.

9.    Negative Covenants of the Company.

(a)    Limitation on Dividends. The Company shall not declare or pay any dividend or make any distribution on capital stock or other equity securities of any kind of the Company if the Company is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution, except for Permitted Dividends.

(b)    Merger or Sale of Assets. The Company shall not merge into another entity, effect a Change in Bank Control (as defined below) or convey, transfer or lease substantially all of its properties and assets to any person, unless:

(i)    the continuing entity into which the Company is merged or the person which acquires by conveyance or transfer or which leases substantially all of the properties and assets of the Company shall be a corporation, association or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Senior Unsecured Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Company to be performed or observed; and

(ii)    immediately after giving effect to such transaction, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

“Change in Bank Control” means the sale, transfer, lease or conveyance by the Company, or an issuance of equity securities by the Bank other than to the Company, in either case resulting in ownership by the Company of less than eighty percent (80%) of the Bank.

10.    Denominations. The Senior Unsecured Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

11.    Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Senior Unsecured Note, or any redemption or repayment of this Senior Unsecured Note, or any conversion or exchange of this Senior Unsecured Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Senior Unsecured Note from the Noteholder requesting such transfer or exchange.

12.    Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, by wire transfer or by Automated Clearing House (ACH) transfer in immediately available funds to a bank account in the United States designated by the registered Noteholder if such Noteholder shall have previously provided wire instructions to the Company, upon presentation and surrender of this Senior Unsecured Note at the Payment Office (as defined in Section 22 (Notices)) or at such other place or places as the Company shall designate by notice to the registered Noteholders as the Payment Office, provided that this Senior Unsecured Note is presented to the Company in time for the Company to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made on each Interest Payment Date by wire transfer in immediately available funds or check mailed to the registered Noteholder, as such person’s address appears on the Security Register (as defined below). Interest payable on any Interest Payment Date shall be payable to the Noteholder in whose name this Senior Unsecured Note is registered at the close of business on the fifteenth (15th) calendar day prior to the applicable Interest Payment Date, without regard to whether such date is a Business Day (such date being referred to herein as the “Regular Record Date”), except that interest not paid on the Interest Payment Date, if any, will be paid to the holder in whose name this Senior Unsecured Note is registered at the close of business on a special record date fixed by the Company (a “Special Record Date”), notice of which shall be given to the Noteholder not less than ten (10) calendar days prior to such Special Record Date. To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Senior Unsecured Note, on any amount of principal or interest on this Senior Unsecured Note not paid when due. All payments on this Senior Unsecured Note shall be applied first against costs and expenses of the Noteholder, if any, for which the Company is liable under this Senior Unsecured Note; then against interest due hereunder; and then against principal due hereunder. The Noteholder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Senior Unsecured Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Senior Unsecured Notes. In the event that the Noteholder receives payments in excess of its pro rata share of the Company’s payments to the Noteholders of all of the Senior Unsecured Notes, then the Noteholder shall hold in trust all such excess payments for the benefit of the other Noteholders and shall pay such amounts held in trust to such other Noteholders upon demand by such Noteholders.

13.    Form of Payment. Payments of principal of and interest on this Senior Unsecured Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

14.    Registration of Transfer, Security Register. Except as otherwise provided herein, this Senior Unsecured Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Senior Unsecured Notes of other authorized denominations, by the Noteholder in person, or by its attorney duly authorized in writing, at the Payment Office or the offices of the Registrar. The Company or its agent (the “Registrar”) shall maintain a register providing for the registration of the Senior Unsecured Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Senior Unsecured Note for exchange or registration of transfer, the Company or the Registrar shall execute and deliver in exchange therefor a Senior Unsecured Note or Senior Unsecured Notes of like aggregate principal amount, each in a minimum denomination of $100,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Company to the contrary, bearing the restrictive legend(s) set forth hereinabove) and that is or are registered in such name or names requested by the Noteholder. Any Senior Unsecured Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached hereto and incorporated herein, duly executed by the Noteholder or its attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Senior Unsecured Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Senior Unsecured Note or Senior Unsecured Notes as the Company may reasonably request to comply with applicable law. Such transferee will be solely responsible for delivering to the Company or the Registrar a mailing address or other information necessary for the Company or the Registrar to deliver notices and payments to such transferee. No exchange or registration of transfer of this Senior Unsecured Note shall be made on or after (i) the fifteenth (15th) day immediately preceding the Maturity Date or (ii) the due delivery of notice of redemption. This Senior Unsecured Note is subject to the restrictions on transfer set forth in the Purchase Agreement between the Company and the Purchasers identified therein, who were the original holders of the Senior Unsecured Notes, a copy of which is on file with the Company.

15.    Successors and Assigns. This Senior Unsecured Note shall be binding upon the Company and inure to the benefit of the Noteholder and its respective successors and permitted assigns. The Noteholder may assign all, or any part of, or any interest in, the Noteholder’s rights and benefits hereunder only to the extent and in the manner permitted by the terms of this Senior Unsecured Note. To the extent of any such assignment, such assignee shall have the same rights and benefits against the Company and shall agree to be bound by and to comply with the terms and conditions of the Purchase Agreement as it would have had if it were the Noteholder hereunder.

16.    Priority. The Senior Unsecured Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured senior debt obligations of the Company, except any unsecured senior debt or secured senior debt, pursuant to its express terms, is senior or subordinate in right of payment to the Senior Unsecured Notes.

17.    Ownership. Prior to due presentment of this Senior Unsecured Note for registration of transfer, the Company may treat the Noteholder in whose name this Senior Unsecured Note is registered in the Security Register as the absolute owner of this Senior Unsecured Note for receiving payments of principal and interest on this Senior Unsecured Note and for all other purposes whatsoever, whether or not this Senior Unsecured Note be overdue, and the Company shall not be affected by any notice to the contrary.

18.    Waiver and Consent.

(a)    This Senior Unsecured Note may be amended or waived pursuant to, and in accordance with, the provisions of Section 7.3 of the Purchase Agreement. Any such consent or waiver given by the Noteholder shall be conclusive and binding upon such Noteholder and upon all subsequent holders of this Senior Unsecured Note and of any Senior Unsecured Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Unsecured Note. No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Senior Unsecured Note shall, by its acceptance of such Senior Unsecured Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the repayment of the indebtedness evidenced thereby.

(b)    No waiver or amendment of any term, provision, condition, covenant or agreement in the Senior Unsecured Notes shall be effective except with the consent of the Noteholders holding no less than fifty percent (50%) in aggregate principal amount (excluding any Senior Unsecured Notes held by the Company or any of its Affiliates) of the Senior Unsecured Notes at the time outstanding; provided, however, that without the consent of each Noteholder of an affected Senior Unsecured Note, no such amendment or waiver may: (i) reduce the principal amount of any Senior Unsecured Note; (ii) reduce the rate of or change the time for payment of interest on any Senior Unsecured Note; (iii) extend the maturity of any Senior Unsecured Note; (iv) change the currency in which payment of the obligations of the Company under the Senior Unsecured Notes are to be made; (v) lower the percentage of aggregate principal amount of outstanding Senior Unsecured Notes required to approve any amendment of the Senior Unsecured Notes; (vi) make any changes to Section 4(c) (Partial Redemption), Section 6 (Events of Default; Acceleration), Section 7 (Failure to Make Payments), Section 16 (Priority), or Section 18 (Waiver and Consent) of the Senior Unsecured Notes that adversely affects the rights of any Noteholder; or (vii) disproportionately and adversely affect the rights of any of the holders of the then outstanding Senior Unsecured Notes. Notwithstanding the foregoing, the Company may amend or supplement the Senior Unsecured Notes without the consent of the Noteholders to cure any ambiguity, defect or inconsistency or to provide for uncertificated Senior Unsecured Notes in addition to or in place of certificated Senior Unsecured Notes, or to make any change that does not adversely affect the rights of any Noteholder of any of the Senior Unsecured Notes. No failure to exercise or delay in exercising, by any Noteholder of the Senior Unsecured Notes, of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right or remedy provided by law, except as restricted hereby. The rights and remedies provided in this Senior Unsecured Note are cumulative and not exclusive of any right or remedy provided by law or equity. No notice or demand on the Company in any case shall, in itself, entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Noteholders to any other or further action in any circumstances without notice or demand. No consent or waiver, expressed or implied, by the Noteholders to or of any breach or default by the Company in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of the Company hereunder. Failure on the part of the Noteholders to complain of any acts or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Noteholders of their rights hereunder or impair any rights, powers or remedies on account of any breach or default by the Company.

19.    Absolute and Unconditional Obligation of the Company.

(a)    No provisions of this Senior Unsecured Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Senior Unsecured Note at the times, places and rate, and in the coin or currency, herein prescribed.

(b)    No delay or omission of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

(c)    Any insured depository institution which shall be a Noteholder or which otherwise shall have any beneficial ownership interest in this Senior Unsecured Note shall, by its acceptance of such Senior Unsecured Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

20.    No Sinking Fund; Convertibility. This Senior Unsecured Note is not entitled to the benefit of any sinking fund. This Senior Unsecured Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any subsidiary of the Company.

21.    No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in this Senior Unsecured Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Senior Unsecured Note by the Noteholder and as part of the consideration for the issuance of this Senior Unsecured Note.

22.    Notices. All notices to the Company under this Senior Unsecured Note shall be in writing and addressed to the Company at Quaint Oak Bancorp, Inc., 501 Knowles Avenue, Southampton, Pennsylvania 18966, Attention: Robert T. Strong, or to such other address as the Company may notify to the Noteholder (the “Payment Office”). All notices to the Noteholders shall be in writing and sent by first-class mail, by overnight courier or email to each Noteholder at such Noteholder’s address as set forth in the Security Register, or as otherwise provided in the Purchase Agreement. Any notice given in accordance with the foregoing shall be deemed given three (3) Business Days after it shall have been deposited in the United States mails or, if sent by overnight commercial courier, the Business Day following the date of delivery to such courier, provided next Business Day delivery was requested, or if emailed, upon confirmation of receipt.

23.    Further Issues. The Company may, from time to time and without notice or consent of the Noteholders, create and issue additional notes having the same terms and conditions of the Senior Unsecured Notes (except for the Issue Date and issue price) and such further notes shall be consolidated with and form a single series with the Senior Unsecured Notes.

24.    Governing Law; Interpretation. THIS SENIOR UNSECURED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Senior Unsecured Note to be duly executed and attested by its duly authorized representatives.

QUAINT OAK BANCORP, INC.

By:
Name:	Robert T. Strong
Title:	Chief Executive Officer

ATTEST:

Name:	John J. Augustine
Title:	Executive Vice President and Chief Financial Officer

[Quaint Oak Bancorp, Inc. – 11.00% Fixed Rate Senior Unsecured Note due 2028

Company Signature Page]

CERTIFICATE OF AUTHENTICATION

This is a [Global / Certified] Note for the 11.00% Fixed Rate Senior Unsecured Notes due 2028 (“Senior Unsecured Notes”) issued by Quaint Oak Bancorp, Inc. pursuant to the Paying Agency and Registrar Agreement, dated February 21, 2025. This Certificate of Authentication must accompany any security issued pursuant to the Senior Unsecured Notes offering in order to be a valid security.

UMB BANK NATIONAL ASSOCIATION, as
paying agent and registrar

ASSIGNMENT FORM

To assign this Senior Unsecured Note, fill in the form below: (I) or (we) assign and transfer this Senior Unsecured Note to:

__________________________________________________

(Print or type assignee’s name, address and zip code)

__________________________________________________

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ________________________   agent to transfer this Senior Unsecured Note on the books of the Company. The agent may substitute another to act for him.

Date: ______________________________         Your signature:______________________________________________________

(Sign exactly as your name appears on the face of this Senior Unsecured Note)

Tax Identification No:_____________________________________________

Signature Guarantee: _____________________________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.

In connection with any transfer or exchange of this Senior Unsecured Note occurring prior to the date that is one year after the later of the date of original issuance of this Senior Unsecured Note and the last date, if any, on which this Senior Unsecured Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Senior Unsecured Note is being:

CHECK ONE BOX BELOW:

☐	(1)	acquired for the undersigned’s own account, without transfer;
☐	(2)	transferred to the Company;
☐	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
☐	(4)	transferred under an effective registration statement under the Securities Act;

☐	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;
☐	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act);
☐	(7)

transferred to an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), not referred to in item (6) that has been provided with the information designated under Section 4(d) of the Securities Act; or

☐	(8)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Company will refuse to register this Senior Unsecured Note in the name of any person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company may require, prior to registering any such transfer of this Senior Unsecured Note, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Senior Unsecured Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Signature:	Date:

EXHIBIT C

RISK FACTORS

The following paragraphs describe what we believe are the material risks of an investment in the 11.00% Fixed Rate Senior Unsecured Notes due 2028 (the “Senior Unsecured Notes”) being issued by Quaint Oak Bancorp, Inc. (the “Company”). We may face other risks as well, which we have not anticipated. The risk factors listed below are not intended to represent a complete list of the general or specific risks that may affect the Senior Unsecured Notes, us, our banking subsidiary, Quaint Oak Bank (the “Bank”) or the Bank’s subsidiaries. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The realization of any of the risks described below could have a material adverse effect on our business, financial condition, results of operations or future prospects. If this were to happen, the value of the Senior Unsecured Notes could decline significantly, and you could lose all or part of your investment. In evaluating an investment in any of our securities, investors should consider carefully, among other things, the risks discussed under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”), and such other risk factors as the Company may disclose in other reports and statements filed with or furnished to the SEC. The order of these risk factors does not reflect their relative importance or likelihood of occurrence. All references to “we” “our” and “us” include the Company and the Bank, depending on the context. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Senior Unsecured Notes.

Risks Related to the Senior Unsecured Notes

The Senior Unsecured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Senior Unsecured Notes have not been registered with the SEC under the Securities Act. The Senior Unsecured Notes are being offered and sold in reliance upon an exemption from registration provided in Rule 506(b) of Regulation D promulgated under Section 4(a)(2) of the Securities Act. Accordingly, the Senior Unsecured Notes may not be offered or sold absent registration with the SEC or a valid exemption under the Securities Act and are subject to certain transfer restrictions set forth in the Senior Unsecured Notes.

Your ability to transfer the Senior Unsecured Notes may be limited by the absence of an active trading market; and there is no assurance that any active trading market will develop for the Senior Unsecured Notes.

There is no established public market for the Senior Unsecured Notes, and we cannot assure you that an active trading market for the Senior Unsecured Notes will develop. If no active trading market develops, you may not be able to resell the Senior Unsecured Notes at their fair market value or at all. We do not intend to apply for listing the Senior Unsecured Notes on any securities exchange. Future trading prices of the Senior Unsecured Notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, our financial condition and the market for similar securities. We cannot assure you as to the development or liquidity of any trading market for the Senior Unsecured Notes. The liquidity of any market for the Senior Unsecured Notes will depend on a number of factors, including:

○	the number of holders of the Senior Unsecured Notes;

○	our operating performance, financial condition and supervisory condition;

○	the market for similar securities;

○	the interest of securities dealers in making a market in the Senior Unsecured Notes; and

○	prevailing interest rates.

We cannot assure you that the market, if any, for the Senior Unsecured Notes will be free from disruptions or that any disruptions may not adversely affect the prices at which you may sell your Senior Unsecured Notes. Therefore, we cannot assure you that you will be able to sell your Senior Unsecured Notes at a particular time or that the price that you receive when you sell will be favorable.

As a holder of Senior Unsecured Notes, you will not be entitled to any rights with respect to our capital stock.

If you hold Senior Unsecured Notes, you will not be entitled to any rights with respect to our capital stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our capital stock) by virtue of holding Senior Unsecured Notes.

As a holder of Senior Unsecured Notes, you will have no say over our management and affairs.

Our officers and directors will make all decisions with respect to our management. If you hold Senior Unsecured Notes, you will not be entitled to any rights or power to take part in our management by virtue of holding Senior Unsecured Notes. Prospective investors will be entirely reliant on our officers and directors to effectively manage our business so that we may meet our debt obligations when they become due.

Regulatory requirements may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Senior Unsecured Notes.

The Company is a savings and loan holding company with no material activities other than the provision of funds to our subsidiaries, including the Bank, in the ordinary course of business. Our principal source of funds to pay dividends on our capital stock and to service any of our debt obligations, including the Senior Unsecured Notes, other than further issuances of securities, include dividends received from the Bank. The Bank is not obligated to make payments to us, and any payments to us would depend on the earnings or financial condition of the Bank, various business considerations, and also requires prior regulatory approval.

Moreover, pursuant to federal law and regulations promulgated by the Board of Governors of the Federal Reserve System (the “FRB”), a savings and loan holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined or able to provide it. The Company cannot make any payments on any debt obligations, including the Senior Unsecured Notes, without receipt of prior regulatory approval.

The Company and the Bank are subject to the regulation and supervision of the FRB, the Federal Deposit Insurance Corporation (the “FDIC”) and the Pennsylvania Department of Banking and Securities (the “Pennsylvania Department”), each of which may impose restrictions on our ability to pay dividends, repurchase shares or incur additional indebtedness. As a stock savings and loan holding company, the Company must file a notice with the appropriate Federal Reserve Bank at least 30 days before a proposed declaration of a dividend by the Bank to the Company. In addition, the Bank will have to file an application for FDIC approval of a capital distribution, including cash dividends. The inability to pay dividends from the Bank to the Company could negatively impact our ability to pay dividends to shareholders, pay interest on our debt or engage in stock repurchases. The Company is currently restricted in declaring or paying dividends, engaging in share repurchases or directly or indirectly, incurring, increasing, or guaranteeing any debt, including any interest payments due on subordinated debentures, without the prior written approval of the FRB. To date, the FRB has approved all of our requests to pay dividends and interest on our existing subordinated debt; however, no assurance can be given that such approvals will be received in the future. The Company has received regulatory approval to issue additional debt to pay off in part the 2025 Notes, defined below in “- We will have increased debt service obligations upon issuance of the Senior Unsecured Notes.”

As a result of the foregoing, we may be unable to pay the principal of, and accrued but unpaid interest on, the Senior Unsecured Notes as those obligations become due.

Your right to receive payments on the Senior Unsecured Notes is effectively subordinated to those lenders who have a security interest in our assets.

The Senior Unsecured Notes will not be secured by any of our assets. As a result, the Senior Unsecured Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time that is secured by all or substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under such secured indebtedness, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the Senior Unsecured Notes, even if an event of default exists under the Senior Unsecured Notes. In any such event, because the Senior Unsecured Notes are not secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.

Your right to receive payments on the Senior Unsecured Notes is structurally subordinated to indebtedness of the Bank and the Bank’s subsidiaries.

The Senior Unsecured Notes will be our obligations only and are not obligations of, or deposits in, the Bank or the Bank’s subsidiaries. The Senior Unsecured Notes are not insured by any government or private agency. Because we are a holding company, our rights and the rights of our creditors, including the holders of the Senior Unsecured Notes, to participate in any distribution of the assets of the Bank or the Bank’s subsidiaries, upon a liquidation, reorganization, or insolvency of the Bank or the Bank’s subsidiaries (and the consequent right of the holders of the Senior Unsecured Notes to participate in those assets) will be subject to the claims of the creditors of the Bank or the Bank’s subsidiaries (including depositors of the Bank). If we are a creditor of the Bank or its other subsidiaries, our claims would be subject to any prior security interest in the assets of the Bank or the Bank’s subsidiaries and any indebtedness of our subsidiaries senior to our indebtedness.

The Senior Unsecured Notes are also effectively subordinated to all of the liabilities of the Bank or its subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our indebtedness, including the Senior Unsecured Notes, or to make any funds available to make payments on the Senior Unsecured Notes, whether by paying dividends or otherwise.

We will have increased debt service obligations upon issuance of the Senior Unsecured Notes.

Upon issuance of the Senior Unsecured Notes, we will have incurred additional debt service obligations in addition to normal operating expenses and planned capital expenditures. Our increased level of indebtedness may have several important effects on our future operations including, without limitation, a portion of our cash flow must be dedicated to the payment of interest and principal on the Senior Unsecured Notes, reducing funds available for distribution to shareholders and our ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate and other purposes, may be limited. Our ability to meet our debt service obligations and to reduce our total indebtedness will be primarily dependent upon the future performance of the Bank and its ability to pay dividends to us, which will be subject to regulatory restrictions, general economic, industry and competitive conditions and to financial, business and other factors affecting us and the Bank, many of which are beyond our control. Specifically, the Bank must receive the approval of its regulators before making dividend payments to the Company. Likewise, as noted above, we are restricted from making interest payments without prior regulatory approval of the FRB.

In addition to our obligation to pay principal and interest on the Senior Unsecured Notes, we are also obligated to pay principal and interest on subordinated notes previously issued by the Company. In December 2018, we issued $8.0 million of 6.5% fixed-to-floating rate subordinated notes with a maturity date of December 31, 2028 (the “2028 Notes”). We also issued $14.0 million of 8.5% fixed-rate subordinated notes with a maturity date of March 15, 2025 (the “2025 Notes”). However, we intend to use the proceeds from the sale of the Senior Unsecured Notes to pay off a portion of the 2025 Notes, with the remaining $4.5 million to be repaid with internal capital. The Company has received regulatory approval from the FRB to receive a dividend of $4.5 million from the Bank for such repayment.

We cannot assure you that the Bank will be able to continue to generate cash flow at or above its current level, that the Bank will receive regulatory approval to pay dividends up to the holding company, or that we will be able to pay the principal and interest on its existing indebtedness as well as the Senior Unsecured Notes as it becomes due.

Subject to regulatory approval, we may be able to incur additional debt, which could result in a further increase of our leverage and thereby have an adverse effect on our ability to pay our obligations under the Senior Unsecured Notes.

The terms of the Senior Unsecured Notes do not and will not prohibit us from incurring additional debt. We may seek to raise additional capital in the form of debt in the future, subject to receipt of any required regulatory approval. If we do incur more debt, the related risks that we would face with an increase in leverage could result in an adverse effect on our ability to pay our obligations under the Senior Unsecured Notes.

Government regulation may affect the priority of the Senior Unsecured Notes in the case of a bankruptcy or liquidation.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) created a new resolution regime known as the “orderly liquidation authority,” which may apply to us as a savings and loan holding company. Under the orderly liquidation authority, the FDIC may be appointed as receiver for an entity for purposes of liquidating the entity if the Secretary of the U.S. Treasury determines that the entity is in severe financial distress.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the Dodd- Frank Act, rather than applicable insolvency laws, would determine the powers of the receiver, and the rights and obligations of creditors and other parties who have dealt with the institution. There are substantial differences in the rights of creditors under the orderly liquidation authority compared to those under the U.S. Bankruptcy Code, including the right of the FDIC to disregard the strict priority of creditor claims in some circumstances, the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings) and the right of the FDIC to transfer claims to a “bridge” entity. As a consequence of the rights of the FDIC under the orderly liquidation authority, the holders of the Senior Unsecured Notes may be fully subordinated to interests held by the U.S. government if we enter into a receivership, insolvency, liquidation or similar proceeding. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemakings are likely. Further, it is uncertain how the FDIC might exercise its discretion under the orderly liquidation authority in a particular case.

Holders of the Senior Unsecured Notes are not protected in the event of a material adverse change in our financial condition or results of operations, and there is limited covenant protection in the Senior Unsecured Notes.

The covenants in the Senior Unsecured Notes are limited and do not protect holders of the Senior Unsecured Notes in the event of a material adverse change in our financial condition or results of operations. Additionally, payments of principal of the Senior Unsecured Notes can be accelerated only upon bankruptcy of the Company. There is no right of acceleration of payment of the Senior Unsecured Notes in the case of default in the performance of any covenant by the Company, including payment of principal or interest. The Senior Unsecured Notes do not contain any provisions which restrict us from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, whether secured or unsecured, including indebtedness which will rank senior to the Senior Unsecured Notes.

Other than maintaining the Company’s “well-capitalized” status (as such term is defined under the then applicable regulatory capital standards) for purposes of declaring certain dividends or distributions, the Senior Unsecured Notes do not contain any other covenants regarding financial ratios or specified levels of liquidity to which we must adhere. In addition, the Senior Unsecured Notes do not contain any provisions which require us to repurchase, redeem, or modify the terms of the Senior Unsecured Notes upon any events involving the Company which may adversely affect our creditworthiness. Therefore, neither the covenants nor the other provisions of the Senior Unsecured Notes should be a significant factor in evaluating whether we will be able to comply or will comply with our obligations under the Senior Unsecured Notes.

The Senior Unsecured Notes are not an insured deposit.

Your investment in the Senior Unsecured Notes will not be a bank deposit and will not be insured or guaranteed by the FDIC or any other government agency. Your investment will be subject to investment risk, and you must be capable of affording the loss of your entire investment.

We have broad discretion in the use of the net proceeds from this offering and may not be able to use them effectively.

We have broad discretion in the use of net proceeds from this offering and presently intend to use a portion of the proceeds from the sale of the Senior Unsecured Notes to pay off a portion of the 2025 Notes, with the remainder repaid with internal capital. While our board of directors believes the flexibility in application of the net proceeds is prudent, this broad discretion entails increased risks to the investors in this offering, including that net proceeds may not be used effectively. Investors in this offering have no current basis to evaluate the possible merits or risks of any application of the net proceeds of this offering.

Risks Relating to Our Business

We have entered into correspondent banking relationships with international banking entities and other business arrangements, and these activities involve risks and uncertainties that could affect our liquidity. A failure of any such relationship or the exit from any such relationship may cost more than anticipated, subject us to additional risk, and could have a material adverse effect on our business and results of operations.

As a part of our liquidity management, we utilize correspondent banking relationships with international banking entities and deposit placement agreements with third party banks as funding sources in addition to core deposit growth, repayments and maturities of loans, and interest-bearing deposits in other banks. The deposits obtained through these relationships and agreements has resulted in significant concentrations of deposits. For additional detail regarding such concentrations, see “-Risks Relating to Our Business-The Company’s operations could be impaired by liquidity risk and deposit concentration.” We provide oversight of these relationships, which must meet all internal and regulatory requirements. We may elect to exit relationships where such requirements are not met or be required by our regulators to exit such relationships. Also, our partner(s) could terminate a relationship with us for many reasons. If a relationship were to be terminated, it could be costly to the Bank, materially reduce our deposits and adversely impact our liquidity. Further, the withdrawal of such deposits or adverse operating results or changes in industry conditions could lead to difficulty or an inability to access these additional funding sources. Our financial flexibility will be severely constrained if we are unable to maintain our access to funding or if adequate financing is not available. If we are required to rely more heavily on more expensive funding sources, our operating margins and profitability could be adversely affected.

The Company’s operations could be impaired by liquidity risk and deposit concentration.

Liquidity is essential to the Company’s business. The Company’s primary funding source is consumer deposits, a substantial portion of which consist of certificates of deposit. As of September 30, 2024, approximately 40.0% of our total deposits were comprised of certificates of deposit. As noted above, the Company has identified one major interest-bearing checking account deposit customer located in Puerto Rico and one major money market deposit customer located in Memphis, Tennessee, that accounted for approximately 11.9% and 25.7%, respectively, of total deposits at September 30, 2024. The combined outstanding balances of the two major deposit customers totaled approximately $219.1 million at September 30, 2024. The amount of uninsured deposits (deposits greater than $250,000) was approximately $150.4 million, or 25.5% of total deposits at September 30, 2024. If these deposits were to be withdrawn in whole or in part, replacement of the funds may require us to pay higher interest rates on retail deposits or brokered deposits which would have an adverse effect on our net interest income and net income. If the Bank is less than well capitalized, the Federal Deposit Insurance Act restricts the Bank from accepting brokered deposits absent a waiver from the FDIC. The replacement of these deposits with other sources of funding, such as borrowings, could also increase our overall cost of funds and would negatively impact our results of operations. The Company has significant borrowing capacity available to fund liquidity needs, including borrowing agreements with the Federal Home Loan Bank of Pittsburgh (the “FHLB”) and the Federal Reserve Bank of Philadelphia. As of September 30, 2024, we had $294.3 million in borrowing capacity from the FHLB and $14.8 million in borrowing capacity with the Federal Reserve Bank of Philadelphia.

Although the Company has historically been able to replace maturing deposits and advances as necessary, it might not be able to replace such funds in the future on a timely basis. An inability to raise funds through traditional deposits, brokered deposits, borrowings, and the sale of securities or loans could have a substantial negative effect on the Company’s liquidity. The Company’s access to funding sources on terms which are acceptable to the Company could be impaired by factors that affect the Company specifically or the financial services industry or economy in general. However, the Company’s ability to borrow or attract and retain deposits in the future could be adversely affected by the Company’s financial condition or regulatory restrictions, or impaired by factors that are not specific to the Company, such as FDIC insurance changes, disruption in the financial markets or negative views and expectations about the prospects for the banking industry. Liquidity also may be affected by the Bank’s routine commitments to extend credit.

Sources of funds may not remain adequate for liquidity needs and the Bank may be compelled to seek additional sources of financing in the future. Additional borrowings, if sought, may not be available or, if available, may not be on favorable terms. If additional financing sources are unavailable or not available on reasonable terms to provide necessary liquidity, the Company’s financial condition, results of operations and future prospects could be materially and adversely affected.

We rely on short-term funding, which can be adversely affected by local and general economic conditions.

As of September 30, 2024, approximately $233.5 million of total deposits consisted of certificates of deposit, approximately $129.0 million of which, or approximately 22.1% of our total deposits, are due to mature within one year. Certificates of deposit obtained through a national listing service totaled $55.6 million, or approximately 23.8% of our certificates of deposit at September 30, 2024. These customers and in particular, those in the listing service, are interest-rate conscious and may be willing to move funds into higher-yielding investment alternatives. Historically, a majority of our certificates of deposit are renewed upon maturity as long as we pay competitive interest rates. Our ability to attract and maintain deposits, as well as our cost of funds, has been, and will continue to be significantly affected by financial market and general economic conditions. Given recent economic challenges, if we have to increase interest rates paid to retain deposits, our earnings may be adversely affected.

We may need to raise additional capital or increase our liquidity in the future, but sufficient capital may not be available when it is needed.

We face significant capital and other regulatory requirements as a financial institution. We may need to raise additional capital/liquidity in the future to provide us with sufficient capital resources and liquidity to meet our commitments and business needs, particularly if our asset quality or earnings were to deteriorate significantly. Our ability to raise additional capital/liquidity, if needed, will depend on, among other things, conditions in the capital and financial markets at that time, which are outside of our control, and our financial performance. Economic conditions and the loss of confidence in financial institutions may increase our cost of funding and limit access to certain customary sources of capital/liquidity, including depositors, other financial institution borrowings, repurchase agreements and borrowings from the discount window of the FRB. Any occurrence that may limit our access to the capital/liquidity markets, such as a decline in the confidence of other financial institutions, depositors or counterparties participating in the capital markets, may adversely affect our costs and our ability to raise capital/liquidity. An inability to raise additional capital/liquidity on acceptable terms when needed could have a materially adverse effect on our financial condition, results of operations and liquidity.

If the Company fails to maintain sufficient capital and liquidity under regulatory requirements, whether due to losses, an inability to raise additional capital or otherwise, that failure would adversely affect the Company’s financial condition and results of operations, as well as the Company’s ability to maintain regulatory compliance.

The Bank must meet regulatory capital requirements and maintain sufficient liquidity, and its regulators may modify and adjust such requirements in the future. Pursuant to FDIC regulations, all state nonmember banks, such as the Bank, must maintain certain minimum capital ratios to be deemed adequately capitalized (common equity Tier 1 capital of at least 4.5%, Tier 1 risk-weighted capital of at least 6.0%, total risk-weighted capital of at least 8.0%, and Tier 1 leverage ratio of at least 4.0%). Notwithstanding the minimum requirements, all FDIC-supervised institutions are required to maintain capital commensurate with the level and nature of all risks to which they are exposed. As of September 30, 2024, the Bank’s common equity Tier 1 capital ratio was 12.64%, its Tier 1 risk-weighted capital ratio was 12.64%, its total risk-weighted capital ratio was 13.89% and its Tier 1 leverage ratio was 10.49% and it was deemed to be “well-capitalized.”

The Company’s ability to raise additional capital, when and if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, including investor preferences regarding the banking industry, market conditions and governmental activities, many of which are outside the Company’s control, and on the Company’s financial condition and performance. Accordingly, the Company may not be able to raise additional capital if needed or on terms acceptable to the Company. If the Company fails to meet the minimum capital and other regulatory requirements, the Company’s regulators could take formal or informal actions against the Company and the Company’s growth prospects, financial condition, liquidity and results of operations would be materially and adversely affected.

Regulatory scrutiny of correspondent banking partnerships and related technology considerations have recently increased.

We provide correspondent banking services to our international correspondent bank partners, which includes facilitating U.S. dollar payments and providing other financial services infrastructure. Recently, federal bank regulators have increasingly focused on the risks related to international correspondent banking partnerships, raising concerns regarding risk management, oversight, internal controls, information security, change management, and information technology operational resilience. We could be subject to additional regulatory scrutiny with respect to our correspondent banking business that could have a material adverse effect on the business, financial condition, results of operations and growth prospects of the Company.

Our relationships with correspondent banks located in Puerto Rico create increased Office of Foreign Assets Control (“OFAC”), Bank Secrecy Act and Anti-Money Laundering compliance risk.

The Company has correspondent banking relationships, including one major interest-bearing checking account customer, located in Puerto Rico. The correspondent banking entities acquire deposits from individuals located in various international jurisdictions including Europe, Latin America, the Caribbean, and Asia. These cross-border correspondent banking relationships pose unique risks because it creates situations in which a U.S. financial institution will be handling funds from individuals in these jurisdictions who may not be transparent to us. Accordingly, these foreign individuals may pose higher money laundering risk to us. Because of the large amount of funds, multiple transactions, and our potential lack of familiarity with a foreign customer, these customers may be able to more easily conceal the source and use of illicit funds. Consequently, we may have a higher risk of non-compliance with the Bank Secrecy Act and other Anti-Money Laundering rules and regulations due to our correspondent banking relationships with these banking entities.

In recent years, sanctions that the regulators have imposed on banks that have not complied with all Bank Secrecy Act and Anti-Money Laundering requirements have been especially severe. In order to comply with regulations, guidelines and examination procedures in this area, we have dedicated significant resources to our Anti Money Laundering/Combating the Financing of Terrorism Program (“AML/CFT Program”). If our policies, procedures and systems are deemed deficient, we could be subject to liability, including fines and regulatory actions such as additional restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plans, such as acquisitions and de novo branching. Further, our failure to strictly adhere to the terms and requirements of our OFAC license or our failure to adequately manage our AML/CFT Program in light of our correspondent banking relationships could result in regulatory or other actions being taken against us, including the imposition of civil money penalties, formal agreements and cease and desist orders. Lastly, failure to meet regulatory requirements could require the Bank to incur additional significant costs in order to bring our AML/CFT Program and operations into compliance, negatively impact our reputation, and have a material adverse effect on our business, financial condition and results of operations.

Potential gaps in our risk management policies and internal audit procedures may leave us exposed to unidentified or unanticipated risk, which could negatively affect our business.

Our enterprise risk management and internal audit programs are designed to mitigate material risks and loss to us. We have developed and continue to develop comprehensive risk management policies and procedures to identify, mitigate and provide a sound operational environment for the types of risk to which we are subject, including credit risk, market risk (interest rate and liquidity risks), operational risk, information security risk, compliance risk (including Bank Secrecy Act and Anti-Money Laundering and OFAC compliance), strategic risk, and reputational risk. In addition, we have designed and implemented internal audit policies and procedures to reflect ongoing reviews of our risks and expect to continue to do so in the future. Nonetheless, as with any risk management framework, there are inherent limitations to our current and future risk management strategies, including risks that we have not appropriately anticipated or identified, and our internal audit process may fail to detect such weaknesses or deficiencies in our risk management framework. Many of our methods for managing risk and exposures are based upon the use of observed historical market behavior to model or project potential future exposure. Models used by our business are based on assumptions and projections. These models may not operate properly or our inputs and assumptions may be inaccurate, or may not be adopted quickly enough to reflect changes in behavior, markets or technology. As a result, these methods may not fully predict future exposures, which can be significantly different and greater than historical measures indicate. In addition, our business and the markets in which we operate are continuously evolving and we may fail to fully understand the implications of changes in our business or the financial markets or fail to adequately or timely enhance our enterprise risk framework to address those changes. Furthermore, there can be no assurance that we can effectively review and monitor all risks or that all of our employees will closely follow our risk management policies and procedures, nor can there be any assurance that our risk management policies and procedures will enable us to accurately identify all risks and limit timely our exposures based on our assessments. If our enterprise risk management framework proves ineffective we could suffer unexpected losses, which could materially adversely affect our financial condition and results of operations.

Our operations are subject to third-party risk.

We rely on third-party service providers and partners, including other financial institutions, who, in turn, rely on their own networks of vendors, to deliver goods and services to us, our affiliates, and our customers. Our third-party service providers and partners are subject to the same or similar risks as we are, including technology failures, capacity constraints, and inadequate data management or privacy protections, the risk of which we may not be able to effectively monitor or mitigate. Any of these risks could impede their ability to provide products or services to us and materially disrupt our business (including our ability to process transactions and communicate with customers and counterparties), damage our reputation, and expose us to financial and regulatory consequences.

Additionally, failures experienced by shared financial market systems and providers, such as central banks, clearinghouses, custodians, exchanges and other shared technology infrastructure providers could have a material adverse effect on market participants, including us, and could disrupt the functioning of the overall financial system.

The FDIC requires financial institutions to maintain third-party and service provider risk management programs, which include due diligence requirements for third parties and service providers as well as for our affiliates who may perform services for us. In June 2023, the federal banking agencies issued updated guidance on managing risks associated with third-party relationships. The guidance sets forth considerations and a framework with respect to the management of risks arising from third-party relationships and replaces the federal banking agencies’ existing guidance on the topic. The guidance broadly applies to business arrangements between a banking organization and a third party. If our third-party risk and service provider management and due diligence program is not sufficiently robust, this could lead to regulatory intervention. Any of these occurrences could diminish our ability to operate one or more of our business lines, and may result in potential liability to clients, reputational damage or regulatory intervention, all of which could materially adversely affect us.

A decline in general business conditions and economic trends and any regulatory responses to such conditions and trends could adversely affect the Company’s business, financial condition and results of operations.

Our business and operations, which primarily consist of real estate mortgage loans and borrowing money from customers in the form of deposits, are sensitive to general business and economic conditions in the U.S., generally. Uncertainty about the federal fiscal policymaking process, and the medium- and long-term fiscal outlook of the U.S. government and U.S. economy, is a concern for businesses, consumers and investors in the U.S. In addition, economic conditions in foreign countries, including global political hostilities, U.S. and foreign tariff policies and uncertainty over the stability of the other currencies, could affect the stability of global financial markets, which could hinder domestic economic growth. A significant outbreak of disease pandemics or other adverse public health developments in the population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could adversely affect our customers’ businesses and results of operations.

The resurgence of elevated levels of inflation may have an adverse impact on our business and on our customers.

Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. The inflationary outlook in the United States remains uncertain. The consumer price index increased 2.7% for the twelve (12) months ended November 30, 2024. While this is a significant reduction to the rate of inflation experienced in the past year, it is still above the FRB’s targeted rate. The risks to our business from inflation depend on the durability of the inflationary pressures in our markets. Although the FRB has reduced the federal fund rate twice in 2024, no assurance can be given that it will continue to do so. The resurgence of elevated levels of inflation could lead the FRB to cease reducing its benchmark rate or potentially starting to increase it again which could, in turn, increase the borrowings costs of our customers, making it more difficult for them to repay their loans or other obligations. Elevated interest rates may be needed to tame inflationary price pressures, which could also push down asset prices, including collateral values, and weaken economic activity.

As inflation increases, the value of our investment securities, particularly those with longer maturities, would decrease, although this effect can be less pronounced for floating rate instruments. In addition, inflation increases the cost of goods and services we use in our business operations, such as electricity and other utilities, which increases our noninterest expenses. Furthermore, our customers are also affected by inflation and the rising costs of goods and services used in their households and businesses, which could have a negative impact on their ability to repay their loans with us. A deterioration in economic conditions in the United States and our markets could result in an increase in loan delinquencies and non- performing assets, decreases in loan collateral values and a decrease in demand for our products and services, all of which, in turn, would adversely affect our business, financial condition and results of operations.

Changes in the FRB’s monetary or fiscal policies could adversely affect the Company’s results of operations and financial condition.

The Company’s results of operations will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The FRB has, and is likely to continue to have, an important impact on the operating results of depository institutions through its power to implement national monetary policy, among other things, in order to curb inflation or combat a recession. The FRB affects the levels of bank loans, investments and deposits through its control over the issuance of

U.S. government securities, its purchases of government and other securities, its regulation of the discount rate applicable to member banks and its influence over reserve requirements to which member banks are subject. The Company cannot predict the nature or impact of future changes in monetary and fiscal policies.

Changes in interest rates may adversely affect the Company’s net interest income and profitability.

The Company’s results of operations are highly dependent on the difference between the interest earned on loans and investments and the interest paid on deposits and borrowings. We rely on in-market consumer certificates of deposit that are often priced at “top of market.” Changes in market interest rates impact the rates earned on loans and investment securities and the rates paid on deposits and borrowings. In addition, changes to the market interest rates may impact the level of loans, deposits and investments and the credit quality of existing loans. These rates may be affected by many factors beyond the Company’s control, including general economic conditions and the monetary and fiscal policies of various governmental and regulatory authorities. Changes in interest rates may negatively impact the Company’s ability to attract deposits, make loans and achieve satisfactory interest rate spreads, which could adversely affect the Company’s financial condition or results of operations.

The amount of nonperforming assets may increase, resulting in losses, costs and expenses that would negatively affect the Bank’s operations.

At September 30, 2024, the Bank’s nonperforming loans represented approximately 0.99% of our total loans. However, the economic outlook in the United States continues to remain uncertain. The Bank’s level of nonperforming assets could increase if industry or economic conditions deteriorate. Nonperforming asset levels could also increase due to a change in lending strategy, underwriting errors, a deterioration in our ability to effectively collect our loans, or due to other factors. Going forward, as the amount of nonperforming assets, classified assets, and special mention assets increase, the Bank’s losses, and the costs and expenses to maintain collateral likewise may increase as well. Any additional increase in losses related to such assets may have material adverse effects on the Bank’s business, financial condition, and results of operations.

Nonperforming assets take significant time and resources to resolve and adversely affect our results of operations and financial condition.

Nonperforming assets adversely affect our net income in various ways. We could incur losses relating to an increase in nonperforming assets. We generally do not record interest income on nonperforming loans or other real estate owned (“OREO”), thereby adversely affecting our income, and increasing our loan administration costs. An increase in the level of nonperforming assets increases our risk profile and may impact the capital levels our regulators believe are appropriate in light of the ensuing risk profile. While we reduce problem assets through loan extensions, workouts, restructurings and otherwise, decreases in the value of the underlying collateral, or in these borrowers’ performance or financial condition, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition. In addition, the resolution of nonperforming assets requires significant commitments of time from management, which may materially and adversely impact their ability to perform their other responsibilities and can distract management from daily operations and other income producing activities. There can be no assurance that we will not experience future increases in nonperforming assets. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to assets acquired through foreclosure. Finally, if our estimate of the allowance for credit losses is inadequate, we would have to increase the allowance for credit losses accordingly, which would have an adverse effect on our earnings. Significant increases in the level of our nonperforming assets from current levels, or greater than anticipated costs to resolve these credits, would have an adverse effect on our earnings.

Our allowance for credit losses may not be adequate to cover actual losses.

Like all financial institutions, we maintain an allowance for credit losses, which is a reserve established through a provision for credit losses charged to expense, that we believe is appropriate to provide for lifetime expected credit losses on loans in our loan portfolio. The allowance is evaluated on a regular basis by management. Management’s determination of the adequacy of the allowance for credit losses is based on the assessment of the expected credit losses on loans over the expected life of the loans (using the weighted average maturity method). Consideration is given to a variety of factors in establishing this estimate including, but not limited to, current economic conditions, delinquency statistics, geographic and industry concentrations, the adequacy of the underlying collateral, the financial strength of the borrower, results of internal loan reviews and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant change. At September 30, 2024, the ratio of the allowance for credit losses to total loans and total nonperforming loans were 1.24% and 126.88%, respectively.

The determination of the appropriate level of the allowance for credit losses is complex, inherently involves a high degree of subjectivity and requires us to make significant assumptions, judgments and estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for credit losses. Increases in nonperforming loans have a significant impact on the Company’s reserve for credit losses. Generally, the Company’s nonperforming loans reflect difficulties of individual borrowers resulting from continued financial stress on the borrowers’ asset values and cash flow abilities. If the real estate market or the economy in general deteriorate, the Company may experience increased delinquencies and credit losses. While the Company strives to monitor credit quality and to identify adversely risk rated loans on a consistent and timely basis, including those that may become nonperforming, at any time there are loans in the portfolio that could result in losses that have not been identified as problem or nonperforming loans. The Company cannot be certain that it will be able to identify deteriorating loans before they become nonperforming assets or that it will be able to limit losses on those loans that have been identified. The reserve for credit losses may not be sufficient to cover actual loan- related losses.

In addition, bank regulatory agencies periodically review our allowance for credit losses and may require an increase in the provision for possible credit losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for credit losses, we will need additional provisions to increase the allowance for credit losses. Any increases in the allowance for credit losses due to increased provisions will result in a decrease in net income and, possibly, capital, and may have a material negative effect on our financial condition and results of operations.

We have a high concentration of commercial real estate loans, which involve credit risks that could adversely affect our financial condition and results of operations.

At September 30, 2024, commercial real estate loans totaled $300.2 million, or 54.1% of our total loan portfolio. Commercial real estate loans consisted of $178.1 million, or 59.3%, of owner occupied loans and $122.1 million or 40.7% of non-owner occupied loans at September 30, 2024. Given their larger balances and the complexity of the underlying collateral, commercial real estate loans generally have more risk than the owner-occupied one- to four-family residential real estate loans we originate. Because the repayment of commercial real estate loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. If we foreclose on these loans, our holding period for the collateral typically is longer than for a one- to four-family residential property because there are fewer potential purchasers of the collateral. In addition, commercial real estate loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential loans. Accordingly, charge-offs on commercial real estate loans may be larger on a per loan basis than those incurred with our residential or consumer loan portfolios.

As our commercial real estate loan portfolio increases, the corresponding risks and potential for losses from these loans may also increase, which would adversely affect our business, financial condition and results of operations.

Our concentration of real estate loans in a limited market area exposes us to lending risks.

At September 30, 2024, approximately $435.6 million, or 79.6%, of our total loan portfolio, was secured by real estate, most of which is located in our primary lending market area of Bucks, Montgomery and Philadelphia counties and the Lehigh Valley area of Pennsylvania and surrounding areas. Future declines in the real estate values in our primary lending market and surrounding markets could significantly impair the value of the particular real estate collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The geographic concentration of our loan portfolio and lending activities makes us vulnerable to a downturn in our local market area.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our residential real estate, commercial real estate, commercial and industrial and consumer lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans.

A deterioration in economic conditions in our primary market area could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

●	demand for our products and services may decrease;

●	loan delinquencies, problem assets and foreclosures may increase;

●	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

●	the value of our securities portfolio may decrease; and

●	the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

Moreover, a significant decline in general economic conditions, caused by inflation, acts of terrorism, an outbreak of hostilities or other international or domestic calamities, or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

The imposition of further limits by the bank regulators on commercial real estate lending activities could curtail our growth and adversely affect our earnings.

The FDIC, the FRB and the Office of the Comptroller of the Currency have promulgated joint guidance on sound risk management practices for financial institutions with concentrations in commercial real estate lending. Under this guidance, a financial institution that, like us, is actively involved in commercial real estate lending should perform a risk assessment to identify concentrations. Regulatory guidance on concentrations in commercial real estate lending provides that a bank’s commercial real estate lending exposure could receive increased supervisory scrutiny where total commercial real estate loans, including loans secured by multi-family residential properties, owner-occupied and nonowner-occupied investor real estate, and construction and land loans, represent 300% or more of an institution’s total risk- based capital, and the outstanding balance of the commercial real estate loan portfolio has increased by 50% or more during the preceding 36 months.

As of September 30, 2024, our total commercial investor real estate loans, including loans secured by apartment buildings, commercial real estate, and construction and land loans represented 281.0% of the Bank’s total risk-based capital and the growth in the commercial real estate portfolio exceeded 50% over the preceding 36 months. The particular focus of the guidance is on exposure to commercial real estate loans that are dependent on the cash flow from the real estate held as collateral and that are likely to be at greater risk to conditions in the commercial real estate market (as opposed to real estate collateral held as a secondary source of repayment or as an abundance of caution). The purpose of the guidance is to guide institutions in developing risk management practices and capital levels commensurate with the level and nature of real estate concentrations. Management has established a commercial real estate lending framework to monitor specific exposures and limits by types within the commercial real estate portfolio and takes appropriate actions, as necessary. While we believe we have implemented policies and procedures with respect to our commercial real estate loan portfolio consistent with this guidance, the FDIC, the Bank’s primary federal regulator, could require us to implement additional policies and procedures pursuant to their interpretation of the guidance that may result in additional costs to us. In addition, if the FDIC were to impose restrictions on the amount of commercial real estate loans we can hold in our portfolio, our earnings would be adversely affected.

The banking industry and the Company operate under certain regulatory requirements that may change significantly and in a manner that further impairs revenues, operating income and financial condition.

The Company operates in a highly regulated industry and is subject to examination, supervision and comprehensive regulation by the FRB, the FDIC and the Pennsylvania Department. The regulations affect the Company’s investment practices, lending activities and dividend policy, among other things. Moreover, federal and state banking laws and regulations undergo frequent and often significant changes and have been subject to significant change in recent years, sometimes retroactively applied, and may change significantly in the future. Changes to these laws and regulations or other actions by regulatory agencies could, among other things, make regulatory compliance more difficult or expensive for the Company, limit the products the Company can offer or increase the ability of non-banks to compete and could adversely affect the Company in significant but unpredictable ways, which in turn could have a material adverse effect on the Company’s financial condition or results of operations.

The Dodd-Frank Act instituted major changes to the banking and financial institutions regulatory regimes in light of the performance of and government intervention in the financial services sector. Included in the Dodd-Frank Act are, for example, changes related to deposit insurance assessments, executive compensation and corporate governance requirements, payment of interest on demand deposits, interchange fees and overdraft services. The Dodd-Frank Act also requires the implementation of the Volcker Rule for banks and bank holding companies, which prohibits proprietary trading, investment in and sponsorship of hedge funds and private equity funds, and otherwise limits the relationships with such funds.

The Company cannot predict the substance or impact of pending or future legislation or regulation. The Company’s compliance with these laws and regulations is costly and may restrict certain activities, including payment of dividends, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, access to capital and brokered deposits and locations of banking offices. Failure to comply with these laws or regulations could result in fines, penalties, sanctions and damage to the Company’s reputation which could have an adverse effect on the Company’s business and financial results.

The costs and effects of litigation, investigations or similar matters, or adverse facts and developments related thereto, could materially affect the Company’s business, operating results and financial condition.

While we are currently not involved in any legal proceedings except nonmaterial litigation incidental to the ordinary course of business, from time to time, we may be involved in a variety of litigation, investigations or similar matters arising out of our business. It is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. Our insurance may not cover all claims that may be asserted against us and indemnification rights to which we are entitled may not be honored, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. Should the ultimate judgments or settlements in any litigation or investigation significantly exceed our insurance coverage or to the extent that we incur civil money penalties that are not covered by insurance, they could have a material adverse effect on our business, financial condition and results of operations. In addition, premiums for insurance covering the financial and banking sectors are rising. We may not be able to obtain appropriate types or levels of insurance in the future, nor may we be able to obtain adequate replacement policies with acceptable terms or at historic rates, if at all.

Our business activities and operations are subject to regulation, supervision and examination, and can be limited and proscribed, by our federal and state regulators.

Under applicable laws, the FDIC and the Pennsylvania Department, as the Bank’s primary regulators, and the FRB, as the Company’s primary federal regulator, have the ability to impose substantial sanctions, restrictions and requirements on us if they find, upon examination or otherwise, weaknesses with respect to our operations. Applicable law prohibits disclosure of specific examination findings by the regulators.

As of September 30, 2024, the Bank’s total risk-based capital ratio was 13.89%, and the Bank was therefore considered “well-capitalized” under the regulatory framework for prompt corrective action. However, the FDIC and the Pennsylvania Department have the authority to classify any bank as not “well- capitalized” based on unsafe and unsound practices discovered during an examination. If additional regulatory restrictions were imposed as a result of such reclassification, they could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

If a state non-member bank is classified as undercapitalized, the bank is required to submit a capital restoration plan to the FDIC. Pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”), an undercapitalized bank is prohibited from increasing its assets, engaging in a new line of business, acquiring any interest in any company or insured depository institution, or opening or acquiring a new branch office, except under certain circumstances, including the acceptance by the FDIC of a capital restoration plan for the bank. Furthermore, if a state non-member bank is classified as undercapitalized, the FDIC may take certain actions to correct the capital position of the bank. If a bank is classified as significantly undercapitalized or critically undercapitalized, the FDIC would be required to take one or more prompt corrective actions. These actions would include, among other things, requiring sales of new securities to bolster capital; improvements in management; limits on interest rates paid; prohibitions on transactions with affiliates; termination of certain risky activities and restrictions on compensation paid to executive officers. If a bank is classified as critically undercapitalized, FDICIA requires the bank to be placed into conservatorship or receivership within ninety days, unless the FDIC determines that other action would better achieve the purposes of FDICIA regarding prompt corrective action with respect to undercapitalized banks.

Under FDICIA, banks may be restricted in their ability to accept brokered deposits, depending on their capital classification. While “well-capitalized” banks are permitted to accept brokered deposits, banks that are not well-capitalized are subject to restrictions on accepting such deposits. The FDIC may, on a case-by-case basis, permit banks that are adequately capitalized to accept brokered deposits if the FDIC determines that acceptance of such deposits would not constitute an unsafe or unsound banking practice with respect to the bank.

Finally, the capital classification of a bank affects the frequency of examinations of the bank, the deposit insurance premiums paid by such bank, and the ability of the bank to engage in certain activities, all of which could have a material adverse effect on our business, financial condition, results of operations, cash flows and/or future prospects.

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

The Bank is subject to extensive regulation, supervision and examination by the Pennsylvania Department and the FDIC, and the Company is subject to extensive regulation, supervision and examination by the FRB. Such regulation and supervision governs the activities in which an insured depository institution and its holding company may engage and are intended primarily for the protection of the federal deposit insurance fund and the depositors and borrowers of the Bank, rather than for our security holders.

Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations, control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent registered public accounting firm. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations.

We are subject to the Community Reinvestment Act (the “CRA”) and fair lending laws, and failure to comply with these laws could lead to material penalties.

The CRA, the Equal Credit Opportunity Act, the Fair Housing Act and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The U.S. Department of Justice and other federal agencies are responsible for enforcing these laws and regulations. A successful challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on mergers and acquisitions activity, and restrictions on expansion activity. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.

Significantly heightened regulatory and supervisory expectations and scrutiny in the U.S. have increased our compliance, regulatory and other risks and costs and subject us to legal and regulatory examinations, investigations and enforcement actions.

The regulatory and political environment has generally been challenging for U.S. financial institutions, which have been subject to increased regulatory scrutiny, including in the wake of the failures of several regional banks and other banking stresses in recent periods. The general heightened scrutiny and expectations from regulators could lead to a more stringent regulatory posture by the regulators, investigations and other inquiries, as well as remediation requirements, regulatory and operational restrictions, more regulatory or other enforcement proceedings, civil litigation and substantial compliance, regulatory and other risks and costs. Our regulators have broad powers and discretion under their supervisory authority. A failure to comply with regulators’ expectations and requirements, even if inadvertent, or to resolve any identified deficiencies in a timely and sufficiently satisfactory manner to regulators, could result in increased regulatory oversight; material restrictions, including, among others, imposition of limitations on capital distributions or other business activities or operations; enforcement proceedings; penalties; and fines. Responding to regulatory inquiries and proceedings can be time consuming and costly and divert management attention from our other business activities. As a result of these regulatory efforts and pressures, like many other financial institutions, from time to time, we may be subject to public and non-public written agreements, cease and desist orders, consent orders, memoranda of understanding or other enforcement or supervisory actions by our regulators.

The Company is leveraged and therefore may be unable to serve as a source of strength to the Bank.

As of September 30, 2024, the Company’s double leverage ratio was 137%. The double leverage ratio reflects the extent to which equity in subsidiaries is financed by debt at the savings and loan holding company level and is calculated by dividing the Company’s equity investments in its subsidiaries by the Company’s equity. The FRB uses the double leverage ratio as an indicator of a savings and loan holding company’s exposure to risk related to high levels of debt. The FRB may take supervisory action to require the Company to reduce its debt, and therefore its double leverage ratio, if it believes the Company is unable to manage such risk.

As a matter of policy, the FRB expects a savings and loan holding company to act as a source of financial and managerial strength to a subsidiary bank and to commit resources to support such subsidiary bank. The Dodd-Frank Act codified the FRB’s policy on serving as a source of financial strength. Under the “source of strength” doctrine, the FRB may require a savings and loan holding company to make capital injections into a troubled subsidiary bank, even if the company would not ordinarily do so and even if such contribution is to its detriment or the detriment of its shareholders. The FRB may charge the savings and loan holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the savings and loan holding company may not have the resources to provide it and therefore may be required to borrow the funds or raise capital.

The Bank’s deposit insurance premium could be higher in the future, which could have a material adverse effect on its future results of operations.

The FDIC insures deposits at FDIC-insured financial institutions, including the Bank. The FDIC charges the insured financial institutions assessments to maintain the Deposit Insurance Fund (the “DIF”) at a certain level; if an FDIC-insured financial institution fails, payments of deposits up to insured limits are made from the DIF. An increase in the risk category of the Bank, adjustments to assessment rates and/or a special assessment could have an adverse effect on the Company’s results of operations.

In order to maintain a strong funding position and restore the reserve ratios of the DIF, the FDIC has, in the past, increased deposit insurance assessment rates and charged a special assessment to all FDIC- insured financial institutions. Although the DIF reserve ratio currently exceeds targeted levels, further increases in assessment rates or special assessments may occur in the future, especially if there are significant additional financial institution failures. Any future special assessments, increases in assessment rates or required prepayments in FDIC insurance premiums could reduce profitability or limit the Company’s ability to pursue certain business opportunities, which could have an adverse effect on its business, financial condition, and results of operations.

The Company may not be able to attract or retain key banking employees which could adversely impact our business and operations.

Much of our future success will be strongly influenced by our ability to attract and retain management experienced in banking and financial services and familiarity with the communities in our market areas. Our ability to retain executive officers, the functional area managers, branch managers and loan officers of the Bank will continue to be important to the successful implementation of our strategy. It is also critical to be able to attract and retain qualified management and loan officers with the appropriate level of experience and knowledge about our market areas to implement our community-based operating strategy.

The Company strives to attract and retain key banking professionals, management and staff. Even the existence of employment agreements does not necessarily ensure that the Company will be able to continue to retain employees’ services. Banking-related revenues and net income could be adversely affected in the event of the unexpected loss of key personnel. Competition to attract the best professionals in the industry can be intense which will limit the Company’s ability to hire new professionals. The unexpected loss of services of key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, results of operations and financial condition.

The soundness of other financial institutions could adversely affect the Company.

Our ability to engage in routine funding and other transactions could be adversely affected by the actions and commercial soundness of other financial institutions. Financial services companies are interrelated as a result of trading, clearing, counterparty or other relationships. We have exposure to different industries and counterparties, and through transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, and other institutional clients. Defaults by, or even rumors or questions about, one or more financial institutions or market utilities, or the financial services industry generally, may lead to market-wide liquidity problems, losses of depositor, creditor and counterparty confidence and losses or defaults by us or by other institutions. These losses or defaults could have a material adverse effect on our business, financial condition, results of operations and growth prospects. Additionally, if our competitors were extending credit on terms we found to pose excessive risks, or at interest rates which we believed did not warrant the credit exposure, we may not be able to maintain our business volume and could experience deteriorating financial performance.

Changes in accounting standards could affect reported earnings.

The bodies responsible for establishing accounting standards, including FASB, the SEC and other regulatory bodies, periodically change the financial accounting and reporting guidance that governs the preparation of the Company’s consolidated financial statements. These changes can be hard to predict and can materially impact how the Company records and reports its financial condition and results of operations. In some cases, the Company could be required to apply new or revised guidance retroactively.

The financial services business is intensely competitive, and the Company may not be able to compete effectively.

The Company faces competition for its services from a variety of competitors. The Company’s future growth and success depend on its ability to compete effectively. The Company competes for deposits, loans and other financial services with numerous financial service providers including banks, thrifts, credit unions, mortgage companies, broker dealers and insurance companies. To the extent these competitors have less regulatory constraints, lower cost structures or increased economies of scale, they may be able to offer a greater variety of products and services or more favorable pricing for such products and services. In addition, improvements in technology, communications and the Internet have intensified competition. As a result, the Company’s competitive position could be weakened, which could adversely affect the Company’s financial condition and results of operations.

The Bank is a community bank and its ability to maintain its reputation is critical to the success of its business and the failure to do so may materially adversely affect the Company’s performance.

The Bank is a community bank, and its reputation is one of the most valuable components of its business. A key component of the Bank’s business strategy is to rely on its reputation for customer service and knowledge of local markets to expand its presence by capturing new business opportunities from existing and prospective customers in its market area and contiguous areas. As such, the Bank strives to conduct its business in a manner that enhances its reputation. This is done, in part, by recruiting, hiring and retaining employees who share the Bank’s core values of being an integral part of the communities the Bank serves, delivering superior service to its customers and caring about its customers and associates. If the Company’s or the Bank’s reputation is negatively affected, by the actions of their employees, by their inability to conduct their operations in a manner that is appealing to current or prospective customers, or otherwise, the Company’s business and, therefore, its operating results may be materially adversely affected.

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

Information technology systems are critical to our business. Our business requires us to collect, process, transmit and store significant amounts of confidential information regarding our customers, employees, business, operations, plans and business strategies. We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. Our computer systems, data management and internal processes, as well as those of third parties, are integral to our performance. Our operational risks include the risk of malfeasance by employees or persons outside the Bank, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary, personal and other information, damages to systems, or other material disruptions to network access or business operations. Although we take protective measures and believe that we have not experienced any of the data breaches described above, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code or cyber-attacks that could have an impact on information security. Because the techniques used to cause security breaches change frequently, we may be unable to proactively address these techniques or to implement adequate preventative measures.

If there is a breakdown in our internal control systems, improper operation of systems or improper employee actions, or a breach of our security systems, including if confidential, personal or proprietary information were to be mishandled, misused or lost, we could suffer financial loss, loss of customers and damage to our reputation, and face regulatory action or civil litigation. Any of these events could have a material adverse effect on our financial condition and results of operations. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits.

If we are not able to invest successfully and introduce digital and other technological developments across all our business, our financial performance may suffer.

Our industry is subject to rapid and significant technological changes and our ability to meet our customers’ needs and expectations is key to our ability to grow revenue and earnings. We expect digital technologies to have a significant impact on banking over time. Consumers expect robust digital experiences from their financial services providers. The ability for customers to access their accounts and conduct financial transactions using digital technology, including mobile applications, is an important aspect of the financial services industry and financial institutions are rapidly introducing new digital and other technology-driven products and services that aim to offer a better customer experience and to reduce costs. We continue to invest in digital technology designed to attract new customers, facilitate the ability of existing customers to conduct financial transactions and enhance the customer experience related to our products and services.

Our continued success depends, in part, upon our ability to address the needs of our customers by using digital technology to provide products and services that meet their expectations. The development and launch of new digital products and services depends in large part on our capacity to invest in and build the technology platforms that can enable them, in a cost effective and timely manner.

Some of our competitors are substantially larger than we are, which may allow those competitors to invest more money into their technology infrastructure and digital innovation than we do. A failure to maintain or enhance our competitive position with respect to digital products and services, whether because we fail to anticipate customer expectations or because our technological developments fail to perform as desired or are not implemented in a timely or successful manner, could negatively impact our business and financial results.

Risks associated with the Company’s internet-based systems and online commerce security, including “hacking” and “identify theft,” could adversely affect the Company’s business.

The Company has a website and conducts a portion of its business over the Internet. The Company relies heavily upon data processing, including loan servicing and deposit processing software, communications systems and information systems from a number of third parties to conduct its business. Third party, or internal, systems and networks may fail to operate properly or become disabled due to deliberate attacks or unintentional events. The Company’s operations are vulnerable to disruptions from human error, natural disasters, power loss, computer viruses, spam attacks, denial of service attacks, unauthorized access and other unforeseen events. Undiscovered data corruption could render the Company’s customer information inaccurate. These events may obstruct the Company’s ability to provide services and process transactions. While the Company believes that it is in compliance with all applicable privacy and data security laws, an incident could put its customer confidential information at risk.

Although the Company has not experienced a cyber-incident that has been successful in compromising its data or systems, the Company can never be certain that all of its systems are entirely free from vulnerability to breaches of security or other technological difficulties or failures. The Company monitors and modifies, as necessary, its protective measures in response to the perpetual evolution of cyber threats.

A breach in the security of any of the Company’s information systems, or other cyber incident, could have an adverse impact on, among other things, its revenue, ability to attract and maintain customers and business reputation. In addition, as a result of any breach, the Company could incur higher costs to conduct its business, to increase protection, or related to remediation.

Furthermore, the Company’s customers could incorrectly blame the Company and terminate their accounts with the Company for a cyber-incident which occurred on their own system or with that of an unrelated third party. In addition, a security breach could also subject the Company to additional regulatory scrutiny and expose the Company to civil litigation and possible financial liability.

Past Bank performance is not a meaningful financial indicator upon which to base an estimate of our future financial performance.

Although the Bank has a long operational history, the past financial performance of the Bank is not a complete indicator of the future financial performance of the Bank. As described in these Risk Factors, we face a wide variety of economic, financial, operational, regulatory and other risks which could have a material negative effect on our financial condition and results of operations.